Exhibit 2

Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Westpac Interim 2016 result index 2 Interim 2016 Result Presentation 3 Investor Discussion Pack of Interim 2016 Result 26 Strategy 27 Overview Performance discipline Service leadership Digital transformation Workforce revolution Sustainable futures 32 33 38 39 44 45 Earnings drivers Net interest income Non-interest income Markets and Treasury income Expenses Impairment charges 47 48 53 54 55 58 Asset quality 59 Capital, Funding and Liquidity 76 Divisional results Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank Westpac New Zealand 88 89 94 97 101 105 Economics 109 Appendix and Disclaimer 129 Contact us 135

Brian Hartzer Chief Executive Officer Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Growing value in a challenging environment 4 Solid financial outcome given challenging environment Core earnings higher with lift in impairments reducing cash earnings Disciplined management More selective and targeted growth, margins managed well Increased capital and return discipline Maintained strong provisioning cover Improving efficiency Increased the sustainable value of the franchise Rise in customer numbers and balance sheet growth Strengthened balance sheet

Headline results 5 1H16 Change 1H16 – 2H15 Change 1H16 – 1H15 Reported NPAT $3,701m (16%) 3% Cash earnings $3,904m (3%) 3% Cash EPS1 118.2 (7%) (2%) Common equity Tier 1 capital ratio2 10.5% 97bps 171bps Return on equity3 14.2% (172bps) (166bps) Net tangible assets per share $13.74 5% 16% Margin (excl. Treasury and Markets) 2.07% 2bps 6bps Expense to income ratio 41.6% (3bps) (85bps) Impairment charge to avg. gross loans 21bps 8bps 10bps Fully franked dividend 94cps4 - 1% 1 EPS is cash earnings per weighted average ordinary shares. 2 Common equity Tier 1 capital ratio on an APRA Basel III basis. 3 Return on equity is cash earnings divided by average ordinary equity. 4 cps is cents per share.

Disciplined 1H16 performance

- CET1 capital ratio 10.5%
- Liquidity coverage ratio 127%
- Stable funding ratio 83%
- Stressed exposures to TCE[1] 1.03%
- Impairment provisions to impaired assets 48%

- Margins ex Treasury & Markets up 2bps
- ROE 14.2%
- ROE lower although divisions all earning above cost of capital


Strength
Return
Service
Growth
Productivity

- Loans[3] up 3%, sound growth in key segments; slower in others
- Household deposits up, financial deposits lower
- FUA up 1% / FUM up 4%[2,3]
- Life in-force premiums up 4%

- $116m in productivity
- Leading online/mobile platforms
- Digitised multiple branch and business processes

1 TCE is Total Committed Exposure. 2 Spot Group FUM and FUA. 3 Movement to Mar-16 from Sept-15.

6 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

Growing the value of the franchise 7 Drivers of franchise value Customer numbers up 3% over year Australian lending and deposit growth in line or ahead of system Margins well managed Sound fund flows/increased life insurance premiums Complaints down 24% over year Higher NTA per share ($) Up 16% Up 23%

8 Divisional contribution to cash earnings Business Bank core earnings ($m) Consumer Bank core earnings ($m) Consumer and Business banks the engine of growth Up 15% Up 5% 37% 25% 12% 13% 11% 2% Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank New Zealand Group Businesses 2,025 2,198 2,333 1H15 2H15 1H16

Challenging conditions impacting other divisions 9 1 Excludes the contribution from BTIM shares sold. 2 In $NZ. In A$ core earnings for 1H16 $576m, 2H15 $607m and 1H15 $594m. BTFG cash earnings1 ($m) Westpac Institutional Bank Westpac New Zealand2 1 Down 1% Flat Up 21% Flat Core earnings ($m) 261 275 262 134 157 162 1H15 2H15 1H16 Funds management (Excl BTIM) Insurance 926 971 930 1H15 2H15 1H16

Materially stronger balance sheet 10 1 Does not include St.George. APRA Basel III CET1 capital Metric Sep-081 Sep-15 Mar-16 Offshore short term funding as a % of total 20 10 9 Stable funding as a % of total 64 84 83 Liquidity ($bn) 45 136 139 Customer deposit to loan ratio (%) 50.8 68.5 69.0

Dividends maintained 11 1 Effective payout ratio assumes 1H16 DRP participation of 12.5%. Dividend considerations Dividend payout ratio (%) Prudent management of capital Consistency in dividends per share Sustainability of the payout ratio over the long term Maximise distribution of franking credits using DRP Dividends (cents per share) Special dividends 1

New online capabilities (eg Wonder, call connect) New functionality added to Panorama and LOLA New online platform for St.George business customers Progress on our five strategic priorities 12 Completed roll-out of ‘Our service promise’ 24% reduction in complaints in Australian retail/wealth Continued reconfiguration of the distribution network SME lending up 9% Sound FUA/FUM flows; sales below expectations Slower growth in Asia reflecting current returns 8,700 employees now in new agile working locations Launched Learning Bank, a new online tool for leaders Women in leadership 46% More selective on growth with well managed margins Further strengthened balance sheet ROE 14.2%, target of 15% Performance Discipline Digital Transformation Targeted Growth Workforce Revolution Service Leadership

Expectations for operating environment 13 Outlook for Australia remains positive; transition to a more innovative services-based economy is underway Global factors create fragility in selected sectors and geographies; signs of housing moderating Confidence and policy certainty are key to maintaining business investment, credit growth and jobs creation Consumer and business banking prospects remain strong Conditions for institutional remain challenging Westpac is well positioned to manage to the environment while delivering on our strategy

Peter King Chief Financial Officer Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Results at a glance 15 1 CVA is credit valuation adjustment. Infrequent/volatile items Impact on cash earnings ($m) 1H15 2H15 1H16 Asset sales 6 64 0 Performance fees 25 25 0 Group CVA1 (22) (1) 3 Tax matters resolved 0 57 57 Derivative adjustments (85) 0 0 Total cash earnings impact (76) 145 60 Cash earnings 1H16 – 2H15 ($m) AIEA up 4% margins up 3bps BTIM sale, no property sales, no performance fees, lower cards interchange & WIB fees Down 3% $252m from small number of large names 4,042 348 56 3,904 (249) (38) (255) 2H15 Net interest income Non-interest income Expenses Impairment charges Tax & NCI 1H16

Disciplined loan growth 16 1 APRA extended definition, excluding switching between investor and owner occupied. Growth over previous 12 months. Australian housing portfolio mix (%) Loans ($bn) Adjusted investor property loan growth1(%) Sep-15 Mar-16 Owner occupied loans 48.9 54.3 Investor property lending 44.5 39.5 Line of credit 6.6 6.2 Up 3% Up 6%

Margins up 2bps excluding Treasury and Markets 17 Net interest margin (NIM) movement (%) Net interest margins by division (%)

Non-interest income drivers 18 Non-interest income ($m) Down 2% Lower WIB fees ($43m) Lower cards income ($42m) Infrequent/volatile items ($181m)

Productivity continues to offset operating costs 19 1 Data for Westpac and Peer 2 based on 1H16. Peer 1 and 3 from FY15 results. Project spending expensed ($m) Expense movement ($m) Capitalised software amortisation1 rate (years) 1H15 2H15 1H16 Investment spend expensed 167 208 256 Investment spend expensed as a % of total investment 36% 37% 49% Software amortisation (excluding impairments) 254 291 271 Up 1.0% 41.6 41.6 42.5 ## Expense to income ratio (%)

Asset quality remains sound 20 1 TCE is total committed exposure. Stressed exposure by industry last 3 halves ($bn) 1H16 stressed exposure reduced 1H16 stressed exposure increased Stressed exposures as a % of TCE1 Date order legend 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Consumer lending Property & business services Manufacturing Wholesale & Retail Trade Agriculture, forestry & fishing Transport & storage Construction Accommodation, cafes & restaurants Services Mining Other Utilities Finance & insurance 0.88 1.30 3.09 3.20 2.48 2.17 1.60 1.24 0.99 1.03 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Mar-16 Watchlist & substandard 90+ days past due and not impaired Impaired Mar-15 Sep-15 Mar-16

Sources of higher impairment charges 21 1 RBNZ March 2016. Larger stressed exposures NZ Agriculture (Agri) portfolio Aust. personal lending 90+ day delinquencies (%) Aust. mortgage 90+ delinquencies by State (%) Sep-15 Mar-16 Impaired asset provisions to gross impaired assets (%) 46 48 Majority downgraded from watchlist/ substandard to impaired in 2Q16 Coverage of impaired assets remains high Sep-15 Mar-16 Market share1 (%) 12.3 12.6 NZ Agri TCE (NZ$bn) 7.8 8.1 % of NZ Agri stressed 3.9 7.8 % of NZ Agri impaired 0.3 0.3 0.38 to 0.88 0.97 2.03 1.49 1.57 0.0 0.5 1.0 1.5 2.0 2.5 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Credit cards Personal (excl. auto) Total unsecured Auto

Impairment charge 21bps of average loans 22 Impairment charge components ($m) New IAPs Write-backs & recoveries Write-offs direct Other movements in collective provisions Total Individually assessed provisions (IAP) Collectively assessed provisions $298m increase from larger names Impact from rise in delinquencies offset by move of $46m of provisions to IAP for larger names, and from improved business portfolio Lower gains as improvement in portfolio slows 555 293 273 471 (289) (218) (210) (174) 382 330 463 418 (239) (64) (114) (48) 409 341 412 667 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16

Capital movements 23 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. Capital ratios at Mar-16 (%) APRA Internat.1 comparable CET1 10.47 14.67 Leverage 5.0 5.8 Movements in CET1 capital ratio (% and bps) $bn Mortgage correlation factors (from 1 July 2016 ) 44 Reporting of hardship (in 2H16) 5 2H16 Mortgage RWA changes 9.50 107 96 10.47 (71) (22) (13) Sep-15 Basel III Cash earnings Final div (net of DRP) Ordinary RWA growth Other movements Entitlement offer Mar-16 Basel III

Implementing tighter liquidity framework 24 Liquid asset composition ($bn) Net Stable Funding Ratio (NSFR) Introduction of NSFR by APRA aims to further strengthen the liquidity buffers of banks APRA discussion paper on NSFR largely mirrors Basel standards published in 2014 Requires an NSFR minimum of 100% Proposed implementation 1 Jan 2018 Estimated NSFR just below 100% Liquidity coverage ratio (LCR) (%) ##% Liquid asset buffer ($b) and LCR (%)

Considerations for 2H16 All divisions continuing to execute well Optimise growth/return given the environment Continue to manage margins well Competition remains intense Full period impact of pricing changes in mortgages and business Deposit spread benefits to fade, funding/liquidity costs higher Expense growth above 3% for FY16, with higher costs of restructuring and increased regulatory spend Asset quality expected to remain sound – 2H16 impairment charge expected to be lower than 1H16 level 25

Investor Discussion Pack Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Strategy Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

STRATEGY

Westpac Group at a glance: Australia's First Bank

- Australia's first bank and first company, opened in 1817
- Australia's 2nd largest bank, and 13th largest bank in the world, ranked by market capitalisation[1]
- Well positioned across key markets with a strategy focused on customers and differentiated through service
- Supporting consumer and business customers in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range financial services including consumer, business and institutional banking, wealth management and insurance
- One of the most efficient banks globally[2]
- Consistent earnings profile over time
- Credit ratings AA- / Aa2 / AA-, with stable outlook[3]
- Strong capital, funding, liquidity, with sound asset quality
- Leader in sustainability[4]

WBC listed on ASX & NZX

WBK LISTED NYSE

Consumer Bank	Business Bank	BT Financial Group	Institutional Bank	Westpac New Zealand
Westpac	Westpac	BT		
St.George	St.George	ADVANCE		
bankSA	bankSA	Ascalon		
Bank of Melbourne	Bank of Melbourne	Asgard	Westpac Pacific	
RAMS		BT Select		
		Licensee Select		
		securitor		

Key statistics as at 31 March 2016

Customers	13.2m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business market share[6]	19%
New Zealand deposit market share[7]	21%
New Zealand consumer lending market share[7]	20%
Australian wealth platforms market share[8]	20%

Key financial data for 1H16 (31 March 2016)

Reported net profit	$3,701m
Cash earnings	$3,904m
Expense to income ratio[9]	41.6%
Common equity Tier 1 capital ratio (APRA basis)	10.5%
Return on equity[9]	14.2%
Total assets	$832bn
Market capitalisation[10]	$101bn

1 31 March 2016. Source: IRESS, CapitalIQ and www.xe.com based in US Dollars. 2 Credit Suisse analysis of expense to income ratio of world's largest banks March 2016. 3 Standard and Poor's, Moody's Investors Service, Fitch Ratings. 4 Included in 2016 Global 100 most sustainable companies, announced at World Economic Forum in January 2016. 5 APRA Banking Statistics, March 2016. 6 RBA Financial Aggregates, March 2016. 7 RBNZ, March 2016. 8 Plan for Life, December 2015, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price as at 31 March 2016, $30.35.

28 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

STRATEGY

Sources of comparative advantage

Excellent strategic position

- Seeking to differentiate on service
- Major Australian bank most focused on Australia and NZ
- No. 1 or 2 position across key markets - all divisions well placed
- Unique portfolio of brands, reaching a broader customer set
- Comparative advantage in wealth platforms
- Actively embracing digital opportunities with leading online and mobile capability
- Underweight mining sector, NZ dairy and Western Australia

Sector leading balance sheet

- Asset quality
  - Sector leading through global financial crisis
  - Sound quality; balance sheet skewed mortgages
  - Low impaired assets; well provisioned at 48%[1]
- Capital
  - CET1 capital ratio in top quartile of international peers
  - Raised $6bn of equity in 2015
- Liquidity
  - Stable funding ratio at 83%
  - High liquidity levels; LCR of 127%

Global efficiency leader

- Expense to income ratio at lower end of global peers and below average of Australian major banks at 41.6%
- Only major Australian bank with a target of reducing expense to income ratio below 40% by FY18
- Productivity approach has delivered $1.6bn of savings FY09 to FY15 and a further $116m in savings in 1H16 with additional programs underway

Sustainability culture

- Australia's first bank and company, approaching 200 year anniversary in 2017
- Global banking leader in Dow Jones Sustainability Index since 2002, leader eight times, including 2014 and 2015
- Ranked as one of the Global 100 most sustainable corporations in the world by Corporate Knights for 9 of the last 10 years
- Only major Australian bank SEC registered and listed on NYSE

1 Gross impaired asset provisions to gross impaired loans.

29 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

Consistent performer over the long term 30 1 Refer page 84 for details of internationally comparable CET1 capital ratio. Cash earnings ($bn) Cash earnings per share (cents) Common equity tier 1 capital ratio (%) 1 STRATEGY

The Service Revolution Delivering on our five strategic priorities 31 1 Refer page 133 for metric definition and details of provider. Service Leadership Digital Transformation Performance Discipline Targeted Growth Workforce Revolution Priorities Targets ROE above 15% +1m customers (2015-2017) Increased products per customer Expense to income ratio below 40% by FY18 Stronger growth in wealth, SME and Asia Leading employee engagement Progress in 1H16 ROE 14.2% 13.2m customers Up 3% Mar16 – Mar15 Expense to income ratio 41.6% SME up 4% Customers with a wealth product down 55bps1 2016 employee engagement survey underway STRATEGY

Overview Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

PERFORMANCE DISCIPLINE

Cash earnings and reported net profit reconciliation

Cash earnings policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over a decade and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for
  - Material items that key decision makers at the Westpac Group believe do not reflect ongoing operations (both positive and negative)
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of Treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported profit and cash earnings ($bn)


Reported profit
Cash earnings
3.3
3.5
3.5
3.6
3.6
3.8
3.9
3.9
3.6
3.8
4.4
4.0
3.7
3.9
1H13
2H13
1H14
2H14
1H15
2H15
1H16

	1H16 ($m)	% change 1H16-1H15	% change 1H16-2H15
Cash earnings	3,904	3	(3)
Cash EPS (cents)	118.2	(2)	(7)
Reported net profit	3,701	3	(16)

Reported net profit and cash earnings[1] adjustments ($m)

	2H15	1H16
Reported net profit	4,403	3,701
Partial sale of BTIM	(665)	-
Capitalised technology cost balances	354	-
Amortisation of intangible assets	76	79
Acquisition transaction and integration expenses	31	7
Lloyds tax adjustments	(64)	-
Fair value (gain)/loss on economic hedges	(59)	83
Treasury shares	(36)	8
Ineffective hedges	2	26
Cash earnings	4,042	3,904

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 130.

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Westpac GROUP

PERFORMANCE DISCIPLINE

1H16 financial snapshot

	1H16	Change 1H16 –1H15	Change 1H16 – 2H15
Earnings[1]			
Earnings per share (cents)	118.2	(2%)	(7%)
Core earnings ($m)	6,200	8%	1%
Cash earnings ($m)	3,904	3%	(3%)
Return on equity (%)	14.2	(166bps)	(172bps)
Dividend (cents per share)	94	1%	flat
Expense to income ratio (%)	41.6	(85bps)	(3bps)
Net interest margin (%)	2.14	9bps	3bps
Asset quality			
Impairment charges to average gross loans (bps)	21	10bps	8bps
Impaired assets to gross loans (bps)	39	4bps	9bps
Impaired asset provisions to impaired assets (%)	48	(16bps)	137bps

	1H16	Change 1H16 – 1H15	Change 1H16 – 2H15
Balance sheet			
Total assets ($bn)	831.8	4%	2%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	10.5	171bps	97bps
CET1 capital ratio (Internationally comparable) (%)	14.7	248bps	147bps
CET1 capital ($bn)	38.0	25%	12%
Risk weighted assets ($bn)	363.2	5%	1%
Loans ($bn)	640.7	6%	3%
Customer deposits ($bn)	442.0	5%	3%
Net tangible assets per share ($)	13.74	16%	5%
Funding and Liquidity			
Stable funding ratio (%)	83.3	12bps	(50bps)
Customer deposit to loan ratio (%)	69.0	(48bps)	47bps
Liquidity coverage ratio (%)	127	13ppts	6ppts
Total liquid assets[2] ($bn)	139	2%	1%

1 All measures on a cash earnings basis. 2 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

34 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

Cash earnings impacted by volatile environment and regulatory change 35 1H16 ($m) % chg 1H16-1H15 % chg 1H16-2H15 Net interest income 7,653 10 5 Non-interest income 2,966 (4) (8) Expenses 4,419 4 1 Core earnings 6,200 8 1 Impairment charges 667 96 62 Cash earnings 3,904 3 (3) Reported net profit 3,701 3 (16) Cash earnings features of 1H16 – 2H15 ($m) Cash earnings features of 1H16 - 1H15 ($m) Down 3% Up 3% AIEA up 4% margins up 3bps $89m deconsolidation of BTIM; $82m lower asset sales; lower cards income, performance fees and debt origination fees AIEA up 5% margins up 9bps $191m deconsolidation of BTIM; lower performance fees and lower cards income. Offset by derivative valuations $122m $252m of provisions for larger names $252m of provisions for larger names, lower write-backs and higher write-off directs PERFORMANCE DISCIPLINE

Consumer Bank and Business Bank the engines of growth 36 1 Refer to division definitions, page 131. 2 In A$. 3 Other includes Group Businesses (including Treasury). 1H16 divisional cash earnings1 movements ($m) 1H16 divisional core earnings1 movements ($m) 1H16 ($m) CB BB BTFG WIB NZ2 Other3 Group Operating income 3,970 2,512 1,209 1,599 998 331 10,619 Expenses (1,637) (896) (565) (669) (422) (230) (4,419) Core earnings 2,333 1,616 644 930 576 101 6,200 Impairment (charges) / benefits (269) (204) (2) (178) (8) (6) (667) Tax & non-controlling interests (620) (424) (190) (235) (158) (2) (1,629) Cash earnings 1,444 988 452 517 410 93 3,904 % of Group cash earnings 37 25 12 13 11 2 Up 1% Down 3% 3 3 2 2 PERFORMANCE DISCIPLINE

PERFORMANCE DISCIPLINE

Dividends

Key dividend considerations

- Balance sheet strength a priority
- Every six months we balance:
  - Sustainability of the payout ratio over the long term
  - Use the DRP as a mechanism to support distribution of franking credits
  - Seeking to have consistency of dividends per share over time
- Pay fully franked dividends

Dividends (cents per share)



Special dividends
10
10
82
84
86
88
90
92
93
94
94
1H12
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16

1H16 dividend

- 1H16 ordinary dividends of 94cps, unchanged on 2H15 (up 1% on 1H15)
- Payout ratio of 80%
  - Effective payout ratio[1] 69%. Issuing shares to satisfy 1H16 DRP with no discount
- 1H16 dividend yield[2] 6.2%
  - Equivalent to a fully franked dividend yield[2] of 8.8%
- Franking balance of $844m after allowing for interim dividend payment

Westpac dividend yield[2] (%)



Ordinary yield
Yield after franking
5.2
7.5
5.7
8.2
4.7
6.8
6.3
9.0
6.2
8.8
1H14
2H14
1H15
2H15
1H16

Ordinary dividend payout ratio[3] (%)



Payout ratio
Effective payout ratio (after DRP)
80
70
1H11
2H11
1H12
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16

1 Effective payout ratio assumes 1H16 DRP participation of 12.5%. 2 Data using past half year dividends and share price as at 31 March and 30 September in each of the periods. 3 On cash earnings basis.

37 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

Steadily building franchise value 38 1. Business Bank customer numbers includes consumer customers with auto loans. 2 Refer page 133 for net promoter score details. 3 Refer page 133 for customer satisfaction details 4 Refer page 133 for wealth metrics provider. Customer numbers and service improvement Customer net promoter scores Customer satisfaction3 (%) Customer numbers (#’m) Customers with a wealth product4 (%) Overall consumer NPS2 Overall business NPS2 Total customer complaints across CB, BB and BTFG (#) Customer relationships Down 24% SERVICE LEADERSHIP 1 21.3 16.3 14.9 19.5 11.7 Mar-14 Mar-15 Mar-16 Westpac St.George brands Peers 1H14 2H14 1H15 2H15 1H16 81.8 85.6 83.0 80.8 82.4 Mar-14 Mar-15 Mar-16 Westpac St.George brands Peers

Digital transformation continues 39 1 Australian retail banking customers. 2 All products opened across brands (ex RAMS) on either mobile or table and includes deposits; cards; global currency account; investing online (broking); equipment finance etc. Transactions via Smart ATMs (%) Active digital customers1 (#’m) % digital sessions via mobile Australian digital banking logins (#’m) Digital sales volumes (#’000) Accounts opened on mobile devices2 (#’000) DIGITAL TRANSFORMATION

Customer focussed approach to technology transformation 40 Assisted Unassisted Westpac St.George BT Common Infrastructure Systems of record Customer Channels (customer interface) Today Underway Omni-channel Longer-term consolidation opportunities * * Westpac St.George BT St.George Westpac BT Pano- rama Customer Service Hub Westpac St.George Common BT For more information on our technology transformation, refer to September 2015 strategy update ‘Unlocking Westpac’s Potential’. DIGITAL TRANSFORMATION

1H16 technology transformation progress 41 Game-changing technologists Delivering one bank Best in class operational efficiency Next generation customer experience For more information on our technology transformation, refer to September 2015 strategy update ‘Unlocking Westpac’s Potential’. New business banking platform in St.George Improved mobile functionality Connect with call centre through banking app Block/unblock or activate cards Instant account opening Further roll-out of smart ATMs in Australia and NZ Completed roll-out of new NZ online platform Extended functionality of new online lending application tool for local business bankers Strengthened cyber security for customers with the launch of a new cyber security coordination centre Improved customer experience through new innovative fraud prevention functions Infrastructure transformation underway designed to reduce cost, improve service, improve speed and flexibility and enhance service Upgrade of St.George core platform well progressed Strong progress on Customer Service Hub Vendor selection and architecture well progressed Early progress on customer experience through Design of single customer master Continued the phased roll-out of Panorama Increased use of cloud technologies including our Hybrid Platform as a Service Initial leveraging of new quantum technology- based cybersecurity capabilities Piloting new technologies such as blockchain in our payments Ideation initiatives launched internally to understand and action customer pain points DIGITAL TRANSFORMATION

DIGITAL TRANSFORMATION

Actively responding to new digital opportunities

Driving innovation

KickStart

Program supporting employee innovation using ideation tools and practices to help grow ideas. Innovation challenges are focused on solving barriers to customer service

Evolving the way we deliver projects with agile practices. Includes creating a world class agile global delivery centre supporting faster delivery and solutions focused on customers hive

Seeking to build market-leading innovation capabilities, including a dedicated innovation centre "the hive" and a showcase centre for emerging technologies "the Cave"

Running Hackathons to test systems and build new and innovative solutions. Accessing our skills and experience to approach problems differently



Active in industry change



Invested in QuintessenceLabs creating opportunities with quantum technology that strongly encrypts confidential data

Active member of R3 creating opportunities through industry collaboration. Utilising distributed ledger based systems to simplify and automate more financial services

R3 CEV[1]

STONE & CHALK[1]

Partnering with companies such as Stone & Chalk to foster and accelerate the development of world-leading fintech start-ups

Encouraging Science, Technology, Engineering and Maths careers including:

- Main sponsor of 'code camp' goal to reach 10,000 primary students in FY16
- Supporting technology scholars under the Westpac Bicentennial Foundation



For more information on our technology transformation, refer to September 2015 strategy update 'Unlocking Westpac's Potential'

1 Logos for R3 and Stone & Chalk respectively.

42 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

Reinventure – Investing in disruptive technology 43 Westpac has invested $50m in Reinventure, an independently run venture capital fund. The operation allows Westpac to gain insights into emerging fintech business models, adjacent business opportunities and entrepreneurial ways to execute at speed A peer to peer lending platform reducing the cost of originating and managing consumer loans, sharing its operating cost advantage with both borrowers and investors to get a better deal Sheds light on high volume crimes, making the cost of preventing them lower than the cost of living with them A bitcoin wallet and platform where merchants and consumers can transact the new digital currency, bitcoin A trust framework and secure platform that allows users to exchange data safely and securely An app to revolutionise the payment process for customers when dining out or grabbing a coffee on the go A social media platform for local communities. Nabo differentiates itself by helping residents develop real online geographical communities (by suburbs) A one-stop-shop payments platform that helps marketplaces, merchants and their customers transact simply and securely online A global Big Data, business intelligence and enterprise data warehousing company Investments to date DIGITAL TRANSFORMATION

Workforce revolution delivering 44 Lost time injury frequency rate reducing (rolling 12 months) (#) Women in leadership positions increasing (%) New starter retention remains high (rolling 12 months) (%) High performer retention (rolling 12 months) (%) WORKFORCE REVOLUTION Around 8,700 employees now in Agile workplaces Delivering following benefits Increased building utilisation (up 15%) 12% improvement in pride in working with Westpac Group Greater collaboration, up 16% Supported the Group’s 87% reduction in paper and storage Agile work space providing benefits Agile working is supported with our Worksmart app 41 43 44 46 Mar-13 Mar-14 Mar-15 Mar-16 1.8 1.4 0.9 0.8 Mar-13 Mar-14 Mar-15 Mar-16 96 96 96 95 Mar-13 Mar-14 Mar-15 Mar-16 86 87 88 85 Mar-13 Mar-14 Mar-15 Mar-16

SUSTAINABLE FUTURES

Continued sustainability leadership

Strategic priorities and 1H16 progress highlights

1 Embracing societal change

Help improve the way people work and live as our society changes

- Women in leadership at 46%, up from 44% one year ago
- Recruited an additional 70 Indigenous Australians

2 Environmental solutions

Help find solutions to environmental challenges

- Group exposures (TCE) to the CleanTech and environmental services sector are $6.3bn, remaining ahead of target[1]
- Continued progress against targets and received the highest Green Star rating (6 Star) for the Sydney Kent Street office and Barangaroo St.George retail branch

3 Better financial futures

Help customers to have a better relationship with money for a better life

- On track to meet the Group's 2016 target with over 250,000 net basic banking accounts provided by Westpac Pacific[2]
- Over $1.05bn lent to the social and affordable housing sector, up from $1.02bn as at 30 September 2015

Further information on Westpac's Sustainability and progress on our strategic priorities is available at www.westpac.com.au/sustainability

Leading track record

- Global banking leader in the Dow Jones Sustainability Index since 2002, including being named sector leader 8 times, most recently in 2014 and 2015
- Ranked as one of the Global 100 Most Sustainable Corporations in the World by Corporate Knights for 10 of the last 11 years
- Included in the CDP[3] 2015 ASX200 Climate Disclosure Leadership Index, achieving the top score of 100 and A- performance band

Significant achievements

- Awarded the first 100 scholarships from the Westpac Bicentennial Foundation, a scholarship fund established by Westpac in 2014, with a contribution of $100m, to award 100 scholarships every year, forever
- Released BTFG's Responsible Investment Position Statement, a framework for understanding and managing environmental, social and corporate governance impacts, risks and opportunities across portfolios in BTFG

1 From 2015, a higher threshold for green buildings was introduced in line with industry trends. 2 Reflects the impact from sale of banking operations across Cook Islands, Samoa and Tonga in July 2015, and Solomon Islands in October 2015. 3 Formerly the Carbon Disclosure Project.

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Westpac GROUP

SUSTAINABLE FUTURES

Helping our communities to prosper and grow

Supporting communities[1]

Backing economic activity	• Provide loans to help Australians own their home or grow their business • Support the efficient flow of funds in the economy and keep deposits safe	**$51bn** new lending[2] of **$562bn** total Aust. loans
Wealth of many Australians	• Support working and retired Australians either directly (624K shareholders) or via their super funds	**$3.1bn** in dividends Market capitalisation $101bn
The bottom line	• 3rd largest Australian taxpayer[3] paying more than $3bn in tax in 2015	**>$1.6bn** in tax expense
The workforce	• Employ 39,174 people	**$2.3bn** in payments to employees
The nation	• $10m launch of Westpac 200 Businesses of tomorrow • First 100 Westpac Scholars	**>1%** community contributions to pre-tax profit

Income tax expense on a cash earnings basis ($m)	1H15	2H15	1H16
Notional income tax based on the Australian company tax rate of 30%	1,628	1,718	1,660
Net amounts not deductible/(not assessable)	(15)	(57)	(40)
Total income tax expense in the income statement	1,613	1,661	1,620
Effective tax rate (%)	29.7	29.0	29.3

Other tax/government payments ($m)	1H15	2H15	1H16
Net GST, Payroll tax, FBT	228	211	230

Westpac also makes a number of other government and regulatory payments including fees for committed liquidity facility, APRA fees and stamp duties which are not included in the above. Similarly, Westpac also collects tax on behalf of others, such as withholding tax, PAYG and GST. These are excluded from this analysis

1 All figures for the six months to 31 March 2016 unless otherwise stated. 2 New mortgage and new business lending in Australian retail operations which includes CB, BB and BTFG. 3. Source: Bloomberg.

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Westpac GROUP

Earnings Drivers Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Net operating income up 1% 48 1 AIEA is average interest-earning assets. 2. Impact of partial sale and deconsolidation of BTIM. 3 Group Businesses. Net operating income movement ($m) Operating income by division ($m) and divisional contribution to operating income 1H16 (%) Up 5% Up 1% Net interest up 5% Non-interest up 4% Net interest up 5% Non-interest down 8% 3 1 1 3 3 2 REVENUE 37% 24% 11% 15% 10% 3% 1H16 Group contribution CB BB BTFG WIB NZ Group

Composition of lending 49 1 Gross loans. Net loans ($bn) Australian mortgage lending1 ($bn) Australian other lending1 ($bn) Up 3% Australian business lending1 ($bn) Up 4% Up 2% Up 3% Composition of lending (% of total) REVENUE 61.0 13.3 9.6 3.7 12.4 Aust mortgages Aust business Aust institutional Aust other consumer Other (NZ & O'seas)

Customer deposits 50 1 APRA Banking Statistics, March 2016. 2 Included in transaction accounts. Aust household deposits market share1 (% and multiple) Customer deposit composition ($bn) Customer deposit mix ($bn) and % of total Mortgage offset2 account balances ($bn) 420 427 442 3% 2% Avg LCR deposit run-off 14.2% 15.7% 15.2% REVENUE 39% 15% 18% 28% 11.9 14.6 18.4 23.5 30.5 33.6 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Mar-16

Good growth in the New Zealand portfolio 51 1 RBNZ March 2016 based on gross lending Gross loans (NZ$bn) NZ lending growth compared to system1 (%) Customer deposits (NZ$bn) Credit card market share1 (%) 51 REVENUE 4% 6% 22.3 22.6 22.5 23.8 23.8 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 8.0 6.3 Housing System 8.8 9.2 Business Westpac 1.6 1.2 Credit Cards

Net interest margin up 3bps, primarily due to deposit spreads 52 Net interest margin (NIM) movement (%) Net interest margin by division (%) Net interest margin (NIM) (%) REVENUE

Non-interest income down 8%, impacted by infrequent items 53 Wealth and insurance income ($m) Trading income ($m) Non-interest income contributors ($m and % of total) Fees and commission income ($m) Decline from partial sale of BTIM and no Hastings performance fees Decline mostly from lower cards revenue and debt origination fees in WIB Higher FX sales income REVENUE 1,468 1,478 1,464 1,375 2H14 1H15 2H15 1H16 1,145 1,134 1,090 941 2H14 1H15 2H15 1H16 470 425 539 610 2H14 1H15 2H15 1H16

REVENUE

Markets and Treasury income

- Total markets income up 6% to $593m
- Customer income up 2% to $449m
  - WIB's FX business continued to see customer flows as a result of volatility in core markets
  - Customer activity through the WIB and business, wealth and consumer partnership also contributed to FX sales, with business customers the main driver of growth
- Market risk related income up 8% from higher energy trading results
- Positive impact from derivative valuation adjustments

Markets income by activity ($m)



Customer income
455
439
449
Market risk related income
147
131
142
Derivative valuation adjustments[1]
(153)
(13)
2
Total Markets income
449
557
593
1H15 2H15 1H16

- Group risk related income, up 15% to $403m
  - Lift in Group risk related income due to higher Treasury income, up $28m driven by interest rate risk management
  - Market risk related income $11m higher
  - Positive impact from derivative valuation adjustments
- WIB 1H16 average daily VaR $9.7m ($7.6m 2H15; $7.9m 1H15)
- Treasury 1H16 average daily VaR $9.0m ($12.2m 2H15; 1H15 $10.4m)

Group risk related income ($m)



Treasury income
119
231
259
Market risk related income
147
131
142
Derivative valuation adjustments[1]
(153)
(13)
2
Total Group risk related income
113
349
403
1H15 2H15 1H16

1 1H15 includes charge for methodology changes to derivative valuations of $122m (pre-tax) and CVA of $31m (pre-tax).

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Westpac GROUP

Peer leading expense to income ratio, at 41.6% 55 1 Excludes impairments. 2 Company data, Credit Suisse. Expense to income ratio average for banks ex Australia based on their FY15 results, Westpac and Peer 2 based on 1H16 results and Peer 2 and 3 based on FY15. Project spending expensed ($m) Divisional expense to income (%) Global peer comparison of expense to income ratios2 (%) Expense movements ($m) 1H15 2H15 1H16 Investment spend expensed 167 208 256 Investment spend expensed as a % of total investment 36 37 49 Software amortisation1 254 291 271 EXPENSES

EXPENSES

Investment spend focused on growth and productivity

Investment spend capitalised ($m)	1H15	2H15	1H16
Growth and productivity	148	184	**192**
Regulatory change	57	82	**49**
Other technology	86	93	**30**
Total[1]	291	359	**271**

Investment spend expensed ($m)	1H15	2H15	1H16
Growth and productivity	85	106	**144**
Regulatory change	51	70	**68**
Other technology	31	32	**44**
Total	167	208	**256**

Investment spend capitalised ($m)	1H15	2H15	1H16
Capitalised software			
Opening balance	2,070	2,102	**1,654**
Additions	274	356	**268**
Amortisation	(254)	(291)	**(271)**
Write-offs, impairments and foreign exchange translation	12	(31)	**-**
Capitalised technology cost balances	-	(482)	**-**
Closing balance	2,102	1,654	**1,651**
Other deferred expenses			
Deferred acquisition costs	126	119	**116**
Other deferred expenses	14	14	**27**

Investment spend ($bn) and mix (%)


Other technology
Regulatory change
Growth & productivity
Total investment spend ($bn)
0.46
0.57
0.53
25
24
51
22
27
51
14
22
64
1H15
2H15
1H16

Average amortisation period[2] (years)


4.7
5.9
8.3
3.1
Peer 1
Peer 2
Peer 3
WBC

Capitalised software balance[2] and amortisation[3] ($bn)


2.89
0.54
2.18
0.35
2.03
0.21
1.65
0.54
Peer 1
Peer 2
Peer 3
WBC

1 Investment spend capitalised also includes technology hardware equipment. 2 Data for Westpac and Peer 2 is 1H16 results, Peer 1 and 3 from FY15 results, excludes write-offs. 3 Amortisation expense is based on amortisation expense excluding any impairment and in the case of Westpac and Peer 2 is based on the 1H16 expense annualised, Peer 2 and Peer 3 is based on FY15 amortisation expense.

56 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack
Westpac GROUP

EXPENSES

Consistent track record of delivering productivity savings - $1.7bn in last 7 years

- Business Connect and Connect Now video conferencing now in 89% of sites[1]
- 24% reduction in retail and business banking and wealth complaints over last 12 months
- 90,000 Westpac customers requested to lock or unlock cards since launch in November 2015
- 66,000 downloads of Proof of Balance in the first two weeks of launch. Previously these customers would have needed to visit a branch
- 20% reduction in customers activating the credit cards in Contact Centres as customers activate online
- Launched Connect – the ability of customers to connect to a banker via their mobile without needing to be re-verified. This has driven reduction, on average, of around 58 seconds per call
- Launched e-statement functionality on Westpac One in New Zealand in March. In the first month, more than 20,000 customers have made this election online

$1.7bn saved from efficiency programs since FY09 ($m)


Targeting FY16-FY18 annual productivity savings to average $270m
143
212
289
238
225
219
239
1,565
116
1,681
FY09
FY10
FY11
FY12
FY13
FY14
FY15
FY09-FY15 cumulative
1H16
Cummulative

Metrics

	1H15	2H15	1H16
% of new format Australian branches[2,3]	30%	36%	**39%**
Australian % of Smart ATMs of ATM network[3]	29%	34%	**37%**
Consumer Bank and Business Bank active digital customers[3] (#m)	3.9	4.0	**4.1**
% sales growth per average customer contact centre FTE[4]	8%	14%	**14%**
Retail and business banking and wealth complaint reduction[4]	35%	25%	**24%**
Number of IT applications closed[3]	96	119	**129**

1 Sites includes branches and standalone business banking centres and excludes instores. 2 Branches excluding instores. 3 Cumulative numbers. 4 Percentage change is based on prior corresponding period.

57 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Impairment charges higher from historically low base 58 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Impairment charges and stressed exposures1 (bps) Asset quality key metrics New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Total Individually assessed Collectively assessed Impairment charges and stressed exposures (bps) Mar-15 Sep-15 Mar-16 Impairment charges to average loans annualised (bps) 11 13 21 Impairment charges to average loans annualised (bps) including interest carrying adjustment 15 16 24 Gross impaired assets to gross loans (%) 0.35 0.30 0.39 Stressed exposures to TCE (%) 1.12 0.99 1.03 Provisions Total provisions to gross loans (bps) 58 53 57 Impaired asset provisions to impaired assets (%) 48 46 48 Collectively assessed provisions to credit RWA (bps) 89 86 87 Economic overlay ($m) 387 388 393 IMPAIRMENTS $298m from 4 names 0 100 200 300 400 500 0 20 40 60 80 100 2005 2006 2007 2008 2009 2010 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 Impairment charge (lhs) Stressed exposures to TCE (rhs) 335 293 273 471 (247) (218) (210) (174) 371 330 463 418 (150) (64) (114) (48) 309 341 412 667 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16 2H14 1H15 2H15 1H16

Asset Quality Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

High quality portfolio with bias to secured consumer lending 60 1 Risk grade equivalent. 2 Exposure by booking office. Standard and Poor’s risk grade1 Australia NZ / Pacific Asia Americas Europe Group % of Total AAA to AA- 90,533 6,997 1,339 9,369 1,027 109,265 11% A+ to A- 28,655 5,235 6,849 4,405 3,044 48,188 5% BBB+ to BBB- 60,046 10,326 10,675 1,496 1,697 84,240 9% BB+ to BB 74,113 10,560 2,189 245 545 87,652 9% BB- to B+ 56,964 9,708 128 17 31 66,848 7% <B+ 5,446 1,643 - 60 - 7,149 1% Secured consumer 454,315 46,987 500 - - 501,802 53% Unsecured consumer 45,857 5,155 275 - - 51,287 5% Total committed exposures (TCE) 815,929 96,611 21,955 15,592 6,344 956,431 Exposure by region2 (%) 85% 10% 2% 2% 1% 100% On balance sheet lending Total assets Updated Asset composition as at 31 March 2016 (%) Exposure by risk grade as at 31 March 2016 ($m) ASSET QUALITY 67 17 12 4 Housing Business Institutional Other consumer

A well diversified portfolio across industries and large exposures 61 Largest corporation/NBFI single name exposure represents less than 0.2% of TCE Top 10 exposures to corporations & NBFIs5 as at 31 March 2016 ($m) Top 10 exposures to corporations and NBFIs5 as a % of TCE6 (%) Exposures at default1 by sector ($bn) 1 Exposures at default represents an estimate of the amount of committed exposure expected to be drawn by the customer at the time of default. Chart excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Non-Bank Financial Institutions. 6 Includes St.George from 2009 onwards. 2 3 4 ASSET QUALITY 0 300 600 900 1,200 1,500 BBB+ BBB A BBB- BBB+ AA- A- A+ A- BBB S&P rating or equivalent 0 20 40 60 80 100 Other Accommodation, cafes & restaurants Construction Mining Utilities Agriculture, forestry & fishing Transport & storage Property & business services Services Manufacturing Wholesale & Retail Trade Government admin. & defence Property Finance & insurance Mar-15 Sep-15 Mar-16 2.0 1.9 1.4 1.3 1.1 1.2 1.3 1.1 1.2 1.1 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Mar-16

Small rise in stress off a low base; Provision cover remains sound 62 Stressed exposures as a % of TCE Sep-14 Mar-15 Sep-15 Mar-16 Impaired asset provisions to impaired assets (%) 45 48 46 48 Collectively assessed provisions to credit RWA (bps) 93 89 86 87 Economic overlay ($m) 389 387 388 393 Provisioning cover % $bn Movement in stress categories (bps) ASSET QUALITY 0.13 0.24 0.57 0.67 0.62 0.58 0.44 0.27 0.24 0.20 0.26 0.13 0.15 0.29 0.46 0.41 0.35 0.31 0.26 0.26 0.25 0.28 0.62 0.91 2.23 2.07 1.45 1.24 0.85 0.71 0.62 0.54 0.49 0.88 1.30 3.09 3.20 2.48 2.17 1.60 1.24 1.12 0.99 1.03 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 0.0 1.0 2.0 3.0 4.0 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Mar-15 Sep-15 Mar-16 . Watchlist & substandard (lhs) 90+ days past due and not impaired (lhs) Impaired (lhs) Total Provisions (rhs) Individually Assessed Provisions (rhs) Collectively Assessed Provisions (inc. economic overlay) (rhs) 112 99 6 3 (2) (3) 103 Mar-15 Sep-15 Impaired +90dpd not impaired Substandard Watchlist Mar-16

Business portfolio stress by industry 63 Stressed exposures by industry ($bn) Business lending portfolio stress by state1 (%) 1 Corporate, SME Corporate and SME Retail. Excludes Institutional. New and increased gross impaired assets ($m) ASSET QUALITY Property stress lower; business services higher Mainly NZ dairy Includes large names downgraded over the half $641m 0.0 0.5 1.0 1.5 2.0 2.5 Property & business services Agriculture, forestry & fishing Wholesale & Retail Trade Manufacturing Transport & storage Mining Construction Accommodation, cafes & restaurants Services Other Finance & insurance Thousands Mar-15 Sep-15 Mar-16 0 1 2 3 4 5 6 NSW/ACT QLD VIC/TAS SA/NT WA Mar-15 Sep-15 Mar-16 1,798 2,149 1,218 1,748 1,519 1,343 1,060 1,194 997 958 708 609 607 633 1,078 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16

Areas of interest: Commercial property 64 1 Includes impaired exposures. Commercial property portfolio 2H15 1H16 Total committed exposures (TCE) $65.6bn $67.5bn Lending $51.3bn $52.1bn Commercial property as a % of Group TCE 7.00 7.06 Median risk grade1 BB equivalent BB equivalent % of portfolio graded as ‘stressed’1 1.48 1.34 % of portfolio in impaired 0.64 0.54 Commercial property exposures % of TCE and % in stress and Property Trusts >$10m Borrower type (%) Region (%) Sector (%) Commercial property portfolio composition (%) ASSET QUALITY Commercial property lending Growth has moderated to 3% annualised Dedicated property risk managers provide additional risk assessment for all loans >$10m Sound underwriting standards with a maximum LVR 65%. Lower LVRs applied to areas of higher concerns e.g. low to mid 50% LVRs for Melbourne and Brisbane CBD and parts of Sydney Strong pre-sales are required – typically ≥ 100% of the loan and pre-sales to non-residents limited Focus on lending to customers with strong track records of delivering projects on time and on budget 52 20 20 8 Commercial offices & diversified groups Residential Retail Industrial 16 11 9 6 5 8 45 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional (diversified) 41 12 28 19 Exposures <$10m Developers >$10m Investors >$10m Diversified Property Groups - 5 10 15 20 - 2 4 6 8 10 Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-15 Mar-15 Sep-15 Mar-16 Commercial property as % of TCE (lhs) Commercial property % in stress (rhs)

ASSET QUALITY

Areas of interest: Mining (including Oil and Gas)

Mining portfolio (total committed exposure) by sector (%)[1]


46
13
14
8
10
9
Oil and gas
Iron ore
Other metal ore
Coal
Mining services
Other

- Diversified by commodity, customers and region
- Focused on operators with efficient, lower cost operating models
- Approx. 65% of the portfolio is Investment Grade
- Increased in stress and impaired in 1H16 driven by a small number of downgrades and reduction in the portfolio
- Specific provisions to impaired assets at 56%. Approx. 45% of the economic overlay allocated to the mining sector
- Oil and Gas exposure $5.4bn
  - Around half to LNG projects, generally large investment grade counterparties
  - No exposure to high cost shale oil

Mining portfolio	2H15	1H16
Total committed exposures (TCE)	$14.4bn	**$11.8bn**
Lending	$7.1bn	**$5.9bn**
Mining as a % of Group TCE	1.54	**1.23**
Median risk grade[2]	BBB equivalent	**BBB- equivalent**
% of portfolio graded as 'stressed'[2]	1.86	**3.03**
% of portfolio in impaired	0.28	**1.26**

Australian and Canadian major bank mining exposures (including oil and gas) EAD[3] (A$bn)[4]


12
20
17
12
22
41
21
32
27
Westpac
AU Peer 1
AU Peer 2
AU Peer 3
CAD Peer 1
CAD Peer 2
CAD Peer 3
CAD Peer 4
CAD Peer 5

1 Changes in sectors partly relate to reclassification of certain conglomerate customers within the mining portfolio in 1H16. 2 Includes impaired exposures. 3 Exposure at default. 4 Westpac at 31 March 2016. Australian peers 1 and 3 are at 30 September 2015. Australian peer 2 is at 31 December 2015. All Canadian peers at 31 January 2016. For CAD peers 2 and 3 data is mining (excluding oil and gas) drawn commitments only. Conversion rate AUD/CAD 0.99. Source Company reports and presentations.

65 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Westpac GROUP

ASSET QUALITY

Areas of interest: Agriculture

Agriculture portfolio

- Agriculture lending comprises 1.79% of Group TCE
- Australian agri portfolio improving. NZ dairy portfolio has been the sector under more stress from declines in milk prices
- The New Zealand dairy portfolio:
  - Focused on quality operators with efficient, lower cost models
  - Within the main regions farms can operate on a 'low cost farming model' due to climate / soil types
  - Majority of dairy security assets held in prime geographic farming areas
  - New Zealand's cost structure at the lower end of global competitors

Group agriculture portfolio	Sep-15	Mar-16
Total committed exposures (TCE)	$18.1bn	**$17.1bn**
Lending	$15.1bn	**$14.5bn**
Agriculture as a % of Group TCE	1.92	**1.79**
Median risk grade[1]	BB Equivalent	**BB Equivalent**
% of portfolio graded as 'stressed'[1]	4.80	**5.84**
% of portfolio in impaired	0.43	**0.48**

New Zealand agriculture portfolio	Sep-15	Mar-16
Total committed exposure (TCE)	NZ$7.8bn	**NZ$8.1bn**
Agriculture as a % of TCE	7.9	**7.9**
% of portfolio graded as 'stressed'[1]	3.92	**7.81**
% of portfolio in impaired	0.34	**0.32**

The increase in stress is driven by the downgrade of a number of customers, including one large customer

Group agriculture portfolio by sector (%)


38
34
9
4
9
3
3
Grain, sheep & beef
Dairy cattle
Horticulture and fruit
Services to agriculture
Other livestock farming
Fishing
Other

1. Includes impaired exposures.

66 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

Provision cover by portfolio category 67 Exposures as a % of TCE Fully performing portfolio Small cover as low probability of default (PD) Includes economic overlay 0.22 0.22 0.21 0.22 Provisioning to TCE (%) Sep-14 Mar-15 Sep-15 Mar-16 Watchlist & substandard Still performing but higher cover reflects elevated PD 6.76 6.55 6.93 4.89 90+ days past due and not impaired In default but strong security 5.06 5.36 5.28 4.99 Impaired assets In default. High provision cover reflects expected recovery 44.77 47.82 46.27 47.65 Collective provisions Impaired asset provisions Fully performing portfolio Watchlist & substandard 90+ days past due and not impaired Impaired ASSET QUALITY

Australian consumer unsecured lending portfolio 68 1 Cards average payments to balance ratio is calculated using the average payment received compared to the average statement balance at the end of the reporting month. Australian consumer unsecured lending portfolio ($bn) Australian credit card average payments to balance ratio1 (%) Relative size of Australian consumer unsecured lending portfolio (%) 3.6% Australian unsecured lending 90+ days delinquencies (%) ASSET QUALITY 45.2 42.7 43.8 43.7 44.6 44.7 45.3 45.4 46.6 47.7 48.7 48.4 49.3 50.7 49.2 1H09 2H09 1H10 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 Total Group lending (excl. Australian consumer unsecured portfolio) Australian consumer unsecured portfolio 10 5 7 22 10 5 7 22 10 5 8 23 Credit cards Personal loans Auto loans (consumer) Total consumer unsecured Mar-15 Sep-15 Mar-16 1.49 0.97 2.03 1.38 - 0.50 1.00 1.50 2.00 2.50 3.00 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Total unsecured lending Credit cards Personal loans (excl Auto) Auto loans (consumer)

Australian mortgage lending standards tightened 69 Notable changes to Westpac mortgage lending (last 12 months) Serviceability Minimum floor rate 7.25% Buffer rate at least 2.25% Tightened policy on assessment of living expenses and income verification Discounting of rental income, annuity and pension income increased for certain loans Investment property lending Growth below 10% p.a., in line with APRA industry benchmark Maximum LVR for stand alone residential investment property loans capped at 80% Pricing Variable interest rates on residential investment property loans increased by 0.27% (Westpac brand) and 0.25% (St.George, Bank of Melbourne, BankSA brands) Fixed rates on residential investment property loans increased by up to 0.30% Mortgage insurance Mortgage insurance for new originations >90% LVR moved to Arch Capital from Genworth Australia and QBE LMI Non-resident lending Non-resident customers no longer qualify for mortgage loans (limited exceptions for Premium and Private Bank customers) For Australian and NZ citizens and permanent visa holders using foreign income, tightened verification processes and LVR restricted to 70% maximum Investor share of housing portfolio1 (%) Investor / Owner Occupied portfolio mix changing Pre- restatement Pre- restatement Increase in mortgage interest rate buffers (%) 2.57% ASSET QUALITY 2 2 1 Source: Westpac, APRA Monthly Banking Statistics. Definition of investor lending per Monthly Banking Statistics excludes non-resident and SMSF. 2 Increase reflects reclassification of previously reported data for reporting purposes. 4.68 7.25 3 5 7 9 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Westpac owner-occupied SVR inc package discount (%) Westpac minimum assessment ('floor') rate (%) 29 35 28 45 39 35 42 46 37 34 43 39 36 34 43 38 Peer 1 Peer 2 Peer 3 Westpac Oct-14 Jul-15 Oct-15 Feb-16

Australian housing loan-to-value ratios (LVRs)2,3 (%) High levels of borrower equity supporting Australian mortgage portfolio 70 1 Flow is all new mortgage originations settled during the 6 months ended 31 March 2016 and includes RAMS. 2 Excludes RAMS. 3 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. Property valuation source Australian Property Monitors. 4 Average LVR of new loans is based on rolling 6 month window. 5 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset account balances. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. 6 Mortgage insurance claims 1H16 $4m (2H15 $3, 1H15 $1m). Australian housing portfolio 1H15 balance 2H15 balance 1H16 balance 1H16 flow1 Total portfolio ($bn) 362.8 375.8 390.8 42.1 Owner occupied (%) 46.6 48.9 54.3 62.9 Investment property loans (%) 46.3 44.5 39.5 34.6 Portfolio loan/line of credit (%) 7.1 6.6 6.2 2.5 Variable rate / Fixed rate (%) 78 / 22 80 / 20 83 / 17 87 / 13 Low Doc (%) 3.4 3.0 2.7 0.4 Proprietary channel (%) 59.8 59.1 58.2 50.8 First Home Buyer (%) 9.7 9.2 8.9 7.6 Mortgage insured (%) 20.3 19.4 18.8 13.7 1H15 2H15 1H16 Average LVR at origination2 (%) 70 70 70 Average dynamic2,3 LVR (%) 43 43 43 Average LVR of new loans2,4 (%) 71 71 70 Average loan size ($’000) 235 242 249 Customers ahead on repayments, including offset accounts2,5 (%) 73 74 72 Actual mortgage losses (net of insurance)6 ($m) 38 32 35 Actual mortgage loss rate annualised (bps) 2 2 2 94% of portfolio with dynamic LVR ≤ 80% Australian home loan customers ahead on repayments2,5 (%) 72% ahead on repayments ASSET QUALITY 0 20 40 60 80 0<=60 60<=70 70<=80 80<=90 90<=95 95+ 1H16 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR 0 5 10 15 20 25 30 Behind On Time < 1 Month < 1 Year < 2 Years > 2 Years Mar-15 Sep-15 Mar-16

Australian mortgage delinquencies remain low 71 1 Source ABA Cannex February 2016. Australian mortgage portfolio 1H15 2H15 1H16 30+ days delinquencies (bps) 124 102 134 90+ days delinquencies (bps) (includes impaired mortgages) 47 45 55 Estimated impact of changes to hardship reporting (bps) 4-5 90+ days delinquencies – investment property loans (bps) 36 31 38 Properties in possession (#) 263 255 253 Australian mortgages delinquencies (%) Properties in possession (#) Australian mortgages delinquencies by state (%) Westpac Australian housing portfolio and system share by State (%) 1 ASSET QUALITY 49 42 105 29 22 13 1 1 NSW Vic Qld WA SA Tas ACT NT 35 27 18 13 7 40 26 17 10 7 42 30 15 7 6 NSW & ACT VIC & TAS QLD WA SA & NT Australian banking system Westpac Group portfolio 1H16 Westpac Group drawdowns

Changes in the reporting of hardship 72 What is changing? 90+ days mortgage delinquencies (bps) ASSET QUALITY When an account enters hardship their position in the delinquency flow (30, 60, or 90 days etc) is frozen until they return to performing (or not) An account in hardship is no longer frozen and continues to migrate through delinquency buckets until +90days Accounts continue to be reported as delinquent until the customer has maintained repayments for 6 months – called the ‘serviceability period’ Average hardship period granted 3-4months Hardship + serviceability period = 10 months average Previous approach Changes made in 1H16 Following guidance from APRA the industry is aligning treatment of hardship in delinquencies Westpac changed measurement and reporting of new hardship accounts in 1H16 and impacts will continue in 2H16 No impact on the risk profile of the Group or asset classes At the same time, hardship policies have tightened Hardship reporting changes will also impact RWA by approx. $5bn in 2H16 Allows customers the opportunity to reduce or defer current debt obligations in the short term so they can manage through a period of financial hardship (e.g. injury, job loss, illness, separation, natural disasters etc.) May take the form of extending loan duration or restructuring Hardship solutions will differ based on customer circumstance, payment serviceability and recoverable position What is hardship? 0.2 0.3 0.4 0.5 0.6 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Other delinquent accounts Accounts in 6 month serviceability period

Westpac’s Australian investment property portfolio 73 1 Self-Managed Super Fund (SMSF) IPLs are limited recourse however do require member guarantees. 2 Excludes RAMS. 3 Dynamic LVR represents the loan-to-value ratio taking into account the current outstanding loan balance, changes in security value and other loan adjustments. 4 Property valuation source Australian Property Monitors. 5 Average LVR of new loans is based on rolling 6 month window. Investment property loans (IPLs)1 are full recourse Maximum LVR for stand alone investment property loans capped at 80% Majority of IPLs interest only, however repayment profile closely tracks the profile of the principal and interest portfolio Discounts to certain forms of income. For example dividends / rental income / bonus / overtime discounted by 20% Loan serviceability assessments include an interest rate buffer (at least 2.25%), minimum assessment rate (7.25%) and adequate surplus test Interest only loans are assessed on a principal and interest basis Specific credit policies apply to assist risk mitigation, including Holiday apartments may be subject to tighter acceptance requirements (e.g. holiday resort style developments require approval prior to individual loans being considered) Additional LVR restrictions and additional income discounting apply to single industry towns and higher risk postcodes Minimum property size and location restrictions apply Loans to Australian citizens and permanent visa holders using foreign-sourced income restricted to maximum 70% LVR and discounts apply to foreign income recognition (up to 20%) Investment property lending IPL portfolio statistics 1H15 2H15 1H16 Average LVR at origination2 (%) 72 72 72 % IPL loans originated at or below 80% LVR 87 87 87 Average dynamic2,3,4 LVR (%) 48 48 48 Average LVR of new loans2,5 (%) 70 68 67 Average loan size ($’000) 292 297 299 Customers ahead on repayments including offset accounts2 (%) 65 65 62 +90 days delinquencies (bps) 36 31 38 Annualised loss rate (net of insurance claims1) (bps) 2 2 2 Applicants by gross income band2 (%) LVR at origination2 (%) ASSET QUALITY 0 5 10 15 20 25 <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ Owner Occupied IPL 0 10 20 30 40 50 0-60 60-70 70-75 75-80 80-85 85-90 90-95 95-97 97+ Owner Occupied IPL

ASSET QUALITY

Lenders mortgage insurance

- Lenders mortgage insurance (LMI) provides benefits to the Westpac Group
  - Risk transfer / loss mitigation
  - Improvement in the quality of risk acceptance via the additional layer of independent review
- Mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance (WLMI), and through external LMI providers, based on risk profile
- WLMI provides Westpac with an increased return on the mortgages it insures through the capture of underwriting profit
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. Capitalised at 1.45x PCR[1]
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $143m net of re-insurance recoveries (2H15: $135m)

Lenders mortgage insurance

LVR Band	• LVR ≤ 80% • Low Doc LVR ≤ 60%	• LVR >80% to ≤ 90% • Low Doc LVR >60% to ≤ 80%	• LVR >90%
Insurance	Not required	Generally insured through captive insurer, WLMI. LMI not required for certain borrower groups. Reinsurance arrangements: • 40% risk retained by WLMI • 60% risk transferred through quota share arrangements[2] with Arch Capital Group Limited, Tokio Millennium Re, Endurance Re, Everest Re, Trans Re and AWAC	Insured externally through Arch Capital Group Limited for all new business effective from 18 May 2015 Transitional arrangements are currently in place with LMI policies initially written by WLMI and then fully reinsured with Arch Capital Prior to 18 May 2015, external insurance provided by QBE and Genworth. Existing LMI policies remain in force

Australian mortgage portfolio (%)



82
8
10
Not insured
Insured by third parties
Insured by WLMI[3]

Insurance statistics	1H15	2H15	1H16
Insurance claims ($m)	1	3	**4**
WLMI loss ratio[4] (%)	5	12	**10**
Gross written premiums ($m)	24	68	**133[5]**

1 Prudential Capital Requirement (PCR) determined by APRA. 2 For all new business effective from 1 October 2014. 3 Insured coverage is net of quota share. 4 Loss ratio is claims over the total of earned premium plus reinsurance plus exchange commission. 5 LMI gross written premium includes loans >90% LVR reinsured with Arch Capital. 1H16 gross written premium includes $102m from transitional arrangements.

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Westpac GROUP

ASSET QUALITY

Mortgage portfolio stress testing outcomes

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario presented represents a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $2.6bn over three years for the uninsured portfolio (FY15 estimate was $2.3bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $875m over the three years
  - Stress loss basis point outcomes have decreased (Years 1 and 2) mainly due to a decrease in dynamic LVRs. Cumulative losses however have increased compared to FY15 predominantly driven by increase in portfolio size
- WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment
- Preferred capital ranges incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing as at 31 March 2016

Key assumptions		Stressed scenario		
	Current	Year 1	Year 2	Year 3
Portfolio size ($bn)	391	377	369	367
Unemployment rate (%)	5.8	11.6	10.6	9.4
Interest rates (cash rate, %)	2.00	0.50	0.50	0.50
House prices (% change cumulative)	0.0	(13.0)	(22.4)	(26.2)
Annual GDP growth (%)	2.8	(3.9)	(0.2)	1.7
Stressed loss outcomes (net of LMI recoveries)[1]				
$ million	70[2]	1,053	1,370	419
Basis points[3]	2	21	29	9

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Represents 1H16 actual losses of $35m annualised. 3 Stressed loss rates are calculated as a percentage of mortgage exposure at default.

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Westpac GROUP

Capital, Funding & Liquidity Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

A resilient balance sheet 77 Westpac key balance sheet ratios (%) 4.5 Reg min. 10.5% CET1 (APRA Basel III basis) Materially higher - $6.0 billion in CET1 capital raised in calendar 2015 14.7% CET1 capital ratio on an internationally comparable1 basis Places Westpac comfortably within the top quartile of banks globally 83% Stable Funding Ratio Well above 75% internal target Stable funding includes: Customer deposits (60% of funding) Equity 8% Securitisation and wholesale funding >1 year 16% Short term funding 17% - more than halved since 2008 127% LCR Comfortably above 100% regulatory minimum Fully compliant since 1 January 2015 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. 1 3.5 CCB incl D-SIB 60 (cust. deposits) 23 Includes equity, securitisation and wholesale funding > 1 year CAPITAL 83 >75 127 100 10.5 8.0 14.7 Stable Funding Ratio Target (internal) LCR Regulatory minimum CET1 capital ratio (APRA Basel III) Regulatory minimum + capital buffers CET1 (Internationally comparable) $27bn of liquidity buffer

CAPITAL

Sector leading capital position

Common equity Tier 1 (CET1) (%)


Preferred CET1 capital ratio range 8.75% - 9.25%
7.7
7.5
8.2
8.3
8.7
8.4
9.1
8.3
8.8
8.3
9.0
8.4
8.8
9.0
9.5
10.2
10.5
Regulatory minimum 4.5%
plus capital buffers 3.5% (including CCB[1], D-SIB[2] and CCyB[3]) – total of 8.0%
Mar-12
Sep-12
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16

Peer CET1 capital ratios on a comparable basis, adjusted for impact of wealth leverage and mortgage RWA changes[5] (%)


CET1 capital ratio
Mortgage RWA changes[6]
Wealth leverage
1.3
9.2
Westpac
0.1
0.6
9.1
Peer 1
0.4
1.0
8.8
Peer 2
0.2
0.8
9.2
Peer 3

Key capital ratios (%)	Mar-15	Sep-15	Mar-16
CET1 capital ratio	8.8	9.5	**10.5**
Additional Tier 1 capital	1.5	1.9	**1.6**
Tier 1 capital ratio	10.3	11.4	**12.1**
Tier 2 capital	1.8	1.9	**1.9**
Total regulatory capital ratio	12.1	13.3	**14.0**
CET1 capital ratio (internationally comparable[4])	12.2	13.2	**14.7**
Risk weighted assets (RWA) ($bn)	347	359	**363**
Leverage ratio (APRA)	n/a	4.8	**5.0**
Leverage ratio (internationally comparable[4])	n/a	5.5	**5.8**

CET1 capital ratio comfortably above regulatory minimums (%)


8.0
Quartile 4
Quartile 3
Quartile 2
Quartile 1
Regulatory minimum 4.5
Capital buffers 3.5%
10.5
Regulatory minimum plus capital buffers (from 1 Jan 2016)
Westpac Mar-16

Westpac's CET1 ratio is well above the regulatory minimum plus capital buffers ahead of changes to mortgage RWA from 1 July

1 Capital Conservation Buffer. 2 Domestic Systemically Important Bank. 3 Countercyclical buffer. 4 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' of 13 July 2015. 5 Peer 1 and 3 are as at 30 Sep 2015, peer 2 is as at 31 Dec 2015. Peer 1 and 3 based on pro forma CET1 capital ratio. 6 Westpac also includes the estimated impact of updates to models for hardship in addition to the change to mortgage RWA changes announced by APRA on 20 July 2015.

78 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

CET1 capital ratio materially strengthened 79 theetete 1 Foreign currency translation reserve. 2 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. CET1 capital ratio (% and bps) Organic +3bps Other +94bps 1 2 Includes higher capitalised expenses and impact of fair value adjustments CAPITAL Net FX translation impact – 2bps Lower discount rate on defined benefit liabilities 8.76 9.50 107 96 4 4 10.47 14.67 (71) (22) (11) (6) (4) Mar-15 Basel III Sep-15 Basel III Cash earnings Final div (net of DRP) Ordinary RWA growth Other movements Entitlement offer Modelling changes FX - Credit RWA FCTR Defined benefit impact Mar-16 Basel III Mar-16 Int. Comp. Mostly from increase in credit RWA and a rise in interest risk in the banking book RWA $3.5bn raised

CAPITAL

Basel III regulatory capital ratios

Regulatory capital ratios (%)


CET1 capital ratio
12.2
13.2
14.7
8.8
9.5
10.5
Mar-15
Sep-15
Mar-16
Total Tier 1 capital ratio
13.1
14.5
16.0
10.3
11.4
12.1
Mar-15
Sep-15
Mar-16
Total regulatory capital ratio
14.0
15.4
17.2
12.1
13.3
14.0
Mar-15
Sep-15
Mar-16
APRA basis
Internationally comparable basis[1]

Internationally comparable capital ratios (%)

- Internationally comparable ratios exclude non-compliant Basel III instruments. These instruments are included in the APRA capital ratios on a transitional basis
- Westpac is seeking to replace non-compliant Basel III instruments with compliant instruments as they mature. Should Westpac do this, pro forma internationally comparable
  - Tier 1 capital ratio would be 16.6% (up from 16.0%)
  - Total regulatory capital ratio would be 18.9% (up from 17.2%)
  - CET1 capital ratio would be unchanged
- TPS 2006 (A$755m) will cease to be eligible as Additional Tier 1 (AT1) capital after 30 June 2016. As a result, the Group is considering the issuance of a new A$ AT1 capital instrument, subject to market conditions

1 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. For more details on adjustments refer page 84.

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Westpac GROUP

RWA movements 81 1 Loss given default. RWA movements ($bn) Credit RWA movements ($bn) Components of Credit RWA movements ($bn) Increase due to growth (mostly mortgages) and update in LGD1 parameters for corporate. Partially offset by lower mark-to-market credit risk and moving Lloyds exposures to Advanced Lower from reduced interest rate and credit spread risk exposure Higher RWA as rising market interest rates reduced the embedded gain in the portfolio CAPITAL Up 1% Up 1%

CAPITAL

Regulatory change agenda to continue

Regulation		2016	2017	Post 2017
Net Stable Funding ratio (NSFR)	• Ensures that banks hold a minimum amount of stable funding based on a one-year horizon	APRA consultation APRA discussion paper released Mar 2016 Draft prudential standard expected 2H16		**NSFR proposed to commence 1 Jan 2018**
Basel IV	• Constraints on Advanced models for credit risk • Revised standardised credit risk • Advanced RWA floors based on standardised approach • Review of sovereign exposures RWA • Fundamental review of trading book • Counterparty credit risk changes • Operational risk to standardised approach	Basel consultation Basel consultation releases: - Credit risk, Standardised approach (Dec 2015) - Operational risk (Mar 2016) - Credit risk, Internal models (Mar 2016) Basel finalised requirements: - Market risk (Jan 2016) - IRRBB risk (Apr 2016)	APRA consultation	**APRA implementation from 2018**
Leverage ratio	• Non-risk based ratio to act as a backstop to risk based capital requirements.	Basel consultation Basel consultation released Apr 2016		**Basel:** **Leverage commences 1 Jan 2018** *(Minimum 3% of Leverage)*
Total Loss Absorbing Capacity (TLAC)	• TLAC seeks to boost loss absorbing capital and recapitalisation capacity for systemically important banks • TLAC ratios may be both risk-based (% of RWA) and non-risk based (leverage)	APRA consultation (expected)	APRA consultation (expected)	**FSB:** **1 Jan 2019** *(6% leverage & 16% of RWA)* **1 Jan 2022** *(6.75% leverage & 18% of RWA)*

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Westpac GROUP

Basel III CET1 capital ratios global comparison1 83 1 Based on CET1 capital ratios as at 31 December 2015 unless otherwise stated, assuming Basel III capital reforms fully implemented. 2 Deduction for accrued expected future dividends added back for comparability. 3 As at 31 March 2016. 4 As at 30 September 2015. 5 As at 31 Jan 2016. Peer group comprises listed commercial banks with total assets in excess of A$700 billion and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure for an estimate. Based on company reports and investor presentations 2 2 2 2 2 2 2 2 2 2 2 2 3 4 5 2 5 CAPITAL 2 4 2 2 2 2 2 5 5 14.7% Nordea RBS UBS WBC CBA Intesa Sanpaolo NAB Lloyds ANZ ING Group China Construct. Bank ICBC Standard Chartered HSBC Sumitomo Mitsui Commerzbank Rabobank Citigroup Natixis Barclays Credit Suisse Societe Generale BNP Paribas Mitsubishi UFJ Bank of Comm. Deutsche Bank Bank of China Unicredit Credit Agricole SA China Merchants Bank Wells Fargo BBVA Mizuho FG Agri Bank of China Santander Scotiabank Bank of Montreal Royal Bank of Canada Toronto Dominion Bank of America

CAPITAL

Internationally comparable capital ratio reconciliation

The APRA Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following provides details of the adjustments applied to the APRA Basel III capital requirements, which align to the methodology used in this study

		APRA Study[1] %
Westpac's CET1 capital ratio (APRA basis)		**10.5**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.2
Residential mortgages – LGD floor	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements	0.7
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of IRB probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.6
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**14.7**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

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Westpac GROUP

Actively managing capital to optimise returns 85 1 ROA is return on average interest-earning assets. 2 AOE is average ordinary equity. Return on equity and CET1 capital ratios (%) Actively managing returns Return on average interest earnings assets (%) Return on equity (%) Returns in 1H16 decreased due to the significant capital raised during 2015. Average ordinary equity (AOE) rose 9% over the half and 15% over the year Leverage ratio improved from the increased average ordinary equity Continue to refine capital allocation model with more capital allocated to divisions in 1H16 Capital held centrally includes: surplus capital, capital for Treasury, and capital for the next dividend payment 2H14 1H15 2H15 1H16 Net interest margin 2.06 2.05 2.11 2.14 Non-interest income 0.95 0.91 0.93 0.83 Operating income 3.01 2.96 3.04 2.97 Operating expenses (1.26) (1.26) (1.27) (1.24) Cash earnings (ROA1) 1.17 1.12 1.17 1.09 Leverage (AIEA/AOE2) 14.01 14.16 13.57 12.95 ROE 16.4 15.8 15.9 14.2 CAPITAL Division 2H15 1H16 Group 15.9 14.2 Consumer Bank and Business Bank 17.6 16.1 BTFG 16.0 15.6 WIB 14.2 10.3 Westpac NZ ($A) 20.1 20.3

FUNDING & LIQUIDITY

Stable sources provide 83% of all funding

Liquidity Coverage Ratio ($bn)	Sep-15	Mar-16	% Mov't Mar 16 – Sep 15
High Quality Liquid Assets[1] (HQLA)	61	**66**	9
Committed Liquidity Facility[2] (CLF)	66	**59**	(11)
Total LCR liquid assets	**127**	**125**	**(2)**
Customer deposits	65	**63**	(3)
Wholesale funding	15	**13**	(10)
Other flows[3]	25	**22**	(12)
Total cash outflows	**105**	**98**	**(6)**
LCR[4]	**121%**	**127%**	
Customer deposit average run off rate	*15.2%*	*14.2%*	

Unencumbered liquid assets ($bn)



Self securitisation
Private securities[7]
Cash, government and semi-government bonds
136.7
135.6
138.5
60.5
57.0
57.8
19.2
18.6
13.8
57.0
60.0
66.9
122.9
Mar-15
Sep-15
Mar-16
Total short term wholesale debt outstanding at 31 Mar 16[5]

Stable funding ratio (%)



83.2%
83.8%
83.3%
6.2
6.2
7.4
10.6
10.0
9.3
5.0
4.9
4.1
9.7
10.5
10.0
1.8
1.7
1.4
7.0
7.4
7.8
59.7
59.3
60.0
Mar-15
Sep-15
Mar-16
Wholesale Onshore <1yr[5]
Wholesale Offshore <1yr[5]
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[6]
Customer deposits

1 Includes HQLA as defined in APS 210, BS-13 qualifying liquids, less RBA open repos funding end of day ESA balances with the RBA. 2 The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. 3 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. 5 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 6 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 7 Private securities include Bank paper, RMBS, and Supra-nationals.

86 | Westpac Group Interim 2016 Presentation & Investor Discussion Pack

FUNDING & LIQUIDITY

Targeting a diversified funding base

1H16 new term issuance composition[1] (%)


By type
77
19
4
Senior Unsecured
Covered Bonds
Subordinated Debt
By tenor[2,3]
53
16
0.4
28
3
2 Years
3 Years
4 Years
5 Years
>5 years
By currency
7
5
6
4
49
29
AUD
USD
EUR
JPY
GBP
Other

Wholesale funding composition[5] (%)


0.1
2
3
3
3
22
11
0.3
4
10
14
13
15
CDs
Commercial Paper
Domestic MTN
EMTN
Covered Bonds
Securitisation
144a
SEC Registered
Samurai
Hybrids
Subdebt
Interbank Deposits
Other

Term debt issuance and maturity profile[1,2,4] ($bn)


Covered bond
Hybrid
Senior
Sub debt
Issuance
Maturities
25
33
22
33
31
20
12
30
26
22
19
16
10
FY11
FY12
FY13
FY14
FY15
1H16
2H16
FY17
FY18
FY19
FY20
FY21
FY>21

Australian covered bond issuance[6] ($bn)


Remaining capacity
(8% cap & over-collateralisation)
Outstanding
25
13
26
24
23
21
27
27
Peer 1
Peer 2
Peer 3
Westpac

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 370 days excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Tenor excludes RMBS and ABS. 4 Perpetual sub-debt has been included in >FY21 maturity bucket. Maturities exclude securitisation amortisation. 5 Shown by product. At FX spot currency translation. 6 Sources: Westpac, APRA Banking Statistics February 2016.

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Divisional Results Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Consumer Bank disciplined 1H16 result 89 Cash earnings ($m) Key operating metrics AIEA up 3% and margin up 9bps; deposit repricing and higher SVR partly offset by competition for new lending and higher wholesale funding costs Key financial metrics 1H15 2H15 1H16 Change on 2H15 Revenue ($m) 3,560 3,776 3,970 5% Net interest margin (%) 2.18 2.28 2.37 9bps Expense to income (%) 43.1 41.8 41.2 (56bps) Customer deposit to loan ratio (%) 51.7 52.4 52.1 (31bps) Stressed assets to TCE (%) 0.44 0.41 0.51 10bps 1H15 2H15 1H16 Change on 2H15 Total customers (#’m) 8.5 8.6 8.7 2% Active digital customers ((#’m) 3.4 3.5 3.6 2% Total branches (#) 1,261 1,193 1,088 (9%) Customer satisfaction1 (%) 84.7 83.8 83.1 (70bps) Service quality – complaints (#‘000) 21.5 20.7 16.8 (19%) Lower card revenue from interchange fees and reward points Higher delinquencies Operating expense increase offset by productivity benefits. Costs higher from investment, particularly digital 1 Refer page 133 for metric definition. . CONSUMER BANK

Consumer Bank consistently delivering 90 Revenue ($m) Expense to income ratio (%) Revenue per FTE ($’000) Core earnings ($m) Cash earnings ($m) Loans ($bn) and customer deposit to loan ratio (%) Up 12% Up 16% Down 189bps Up 15% Up 19% Up 7% CONSUMER BANK 3,560 3,776 3,970 1H15 2H15 1H16 2,025 2,198 2,333 1H15 2H15 1H16 1,240 1,380 1,444 1H15 2H15 1H16 43.1 41.8 41.2 1H15 2H15 1H16 369 404 439 1H15 2H15 1H16 311 321 334 51.7 52.4 52.1 Mar-15 Sep-15 Mar-16 Loans Customer deposit to loan ratio

Solid franchise 91 Satisfaction & lower complaints Leading the market Good growth Deposit system multiple2 Customer Satisfaction (%)8 Mar 2016 – 6MMA Housing system multiple1 Consumer Bank complaints (#’000) 1 Source RBA Financial Aggregate. 2 Source APRA Banking Statistics Household Deposits. 3 The Asian Banker Awards March 2016 (Westpac Brand). 4 FST Media Tech & Innovation in Financial Services Awards Nov 2015. 5 Gartner - Cool Business Award. 6 Midas Awards 2015 (St. George Brand). 7 The Australian Lending Awards Feb 2016. 8 MMA is monthly moving average. Data based on Roy Morgan Research March 2016. Refer page 133 for details of metric provider including definition. Data for Westpac is total Consumer Bank CONSUMER BANK Best Retail Bank in Australia (Westpac Brand)3 Internet Banking Product of the Year –Westpac Live (Asia Pac)3 Retail Bank of the Year in Technology and Innovation (Westpac Brand)4 Best Use of Data Analytics: St.George Property Sellers4 Best Digital Product, Westpac Live 20155 Silver Midas Award for Power of Thumbs advertising campaign6 Best First Home Buyer Lender (RAMS)7 0.9 1.0 0.9 0.9 1.2 1H14 2H14 1H15 2H15 1H16 0.9 1.2 0.9 0.9 1.2 1H14 2H14 1H15 2H15 1H16 80.8 83.1 83.3 82.5 Peer 1 Westpac Peer 2 Peer 3 21.5 20.7 16.8 1H15 2H15 1H16 Down 22%

Transformation driving productivity 92 Active digital customers (#m) Digital transactions (#m) Digital sales (#’000) Transactions via Smart ATMs (%) Branch transactions (#m) Customers converted to e-statements (#’000’s) Up 5% Up 35% Up 24% Up 9ppts Up 9% Down 13% CONSUMER BANK 502 611 622 1H15 2H15 1H16

Enhancing the digital customer experience Deepen Build deeper relationships Simplify - make it easier for customers and employees Attract Grow customer base 93 CONSUMER BANK Enhancing customers’ knowledge of their property options Proof of Balance Over 70,000 statements downloaded since launch Card on Hold Customers requested to lock or unlock their misplaced cards digitally 87,882 times On average, 27,000 customers per week are engaging with Wonder In February 2016, over 90% of customers chose EV during the online account opening process for Everyday Banking. Electronic Verification (EV) in the account opening process Walk out working Helping customers register for and use online and mobile banking Easy switching Allowing customers to easily import payees from another bank, obtain a list of direct debits and notify their employer of their new bank details Credit Card Repayment Alert An average of 188 customers per day registered for credit card payment alerts Easier call centre access via mobile banking 50-60 second reduction in average call handling time

Business Bank delivers a balanced 1H16 result 94 Cash earnings ($m) Key operating metrics AIEA up 3%, margin up 1bp; repricing of mortgages and higher deposit spreads offset by compression on new lending and higher wholesale funding costs Key financial metrics 1H15 2H15 1H16 Change on 2H15 Revenue ($m) 2,392 2,443 2,512 3% Net interest margin (%) 2.77 2.74 2.75 1bp Expense to income (%) 35.6 36.0 35.7 (35bps) Customer deposit to loan ratio (%) 72.5 69.5 71.2 164bps Stressed assets to TCE (%) 2.64 2.20 2.13 (7bps) 1H15 2H15 1H16 Change on 2H15 Total business customers (‘000’s) 967 986 1,019 3% NPS1 – SME ranking 1st 2nd 1st Up NPS1 – Overall business ranking 1st 1st 1st Customer satisfaction1 (mean) 7.5 7.4 7.3 (0.1) Digital sales (%) 5 6 9 3ppts Loans via LOLA ($m) 16 253 336 33% Higher facility fees and merchant revenue Higher Auto loan delinquencies and lower write-backs Increased salary and technology costs partly offset by productivity from realigning customer segmentation 1 Refer page 133 for metric definition and details of provider. BUSINESS BANK

Sound fundamentals 95 Revenue ($m) Expense to income ratio (%) Revenue per FTE ($’000) Core earnings ($m) Cash earnings ($m) Loans ($bn) and customer deposit to loan ratio (%) BUSINESS BANK

New capabilities gaining traction 96 Completed roll-out 31% increase in digital sales Digital for customers Payments Digital for bankers $600m of loans settled “Time to Yes” reduced from 15 days to <1 day $34bn conditionally pre approved 38% increase in lending 100,000 terminals in place 3% increase in merchant customers 16% reduction in complaints Market leading merchant terminals Launching new online business banking platform for St.George, BankSA and Bank of Melbourne customers Simplified origination for fast lending decisions Enhanced video conferencing and product capability BUSINESS BANK

BT Financial Group

BTFG franchise growing, financials impacted by market volatility

Cash earnings movement 1H15 - 1H16 ($m)


Increased lending and higher margins in Private Wealth
Lower returns on invested capital
Higher premiums and better claims experience
Increased investment and higher compliance costs
Up 3%
453
(16)
437
34
47
(14)
(33)
(6)
(13)
452
1H15
BTIM partial sale
1H15 excluding BTIM impact
Funds mgt income
Insurance income
Capital & other income
Expenses
Impairment charge
Tax and NCI
1H16

Key financial metrics

	1H14	1H15	1H16	Change on 1H15
Revenue ($m)	1,325	1,333	**1,209**	(9%)
Expense to income (%)	50.6	49.4	**46.7**	(263bps)
FUM ($bn) (spot)	82.1	103.3	**46.4**	(55%)
FUM ($bn) ex BTIM (spot)	41.0	48.6	**46.4**	(5%)
FUA ($bn) (spot)	106.8	125.0	**123.3**	(1%)

Key operating metrics

	1H15	2H15	1H16	Change on 2H15
Customers with a wealth product (%)[1]	20.0	19.7	**19.2**	(55bps)
Planners (salaried & aligned) (#)	1,222	1,192	**1,116**	(6%)
BT Super for Life customers (#000)	478	482	**489**	1%
Platform market share[2] (inc. Corp Super)	19.9	19.9	**19.6**	(30bps)
Retail market share[2] (exc. cash) (%)	18.8	18.9	**18.6**	(30bps)
Life Insurance market share[3] (%)	11.6	11.3	**10.9**	(40bps)
H&C insurance market share[4] (%)	5.6	5.7	**5.7**	-
Women in leadership[5] (%)	43	44	**42.1**	(190bps)

1 Refer page133for wealth metrics provider. 2 Plan for Life, All Master Funds Admin as at December 2015 (for 1H16), as at June 2015 (for 2H15) and as at December 2014 (for 1H15) and represents the BT Wealth business market share at these times. 3 Plan for Life (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation December 2015. 4 Internally calculated from APRA quarterly general insurance performance statistics, December 2015. 5 Spot number as at balance date.

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Westpac GROUP

Funds management net flows offset by weaker markets 98 Earning drivers FUA ($bn) FUM ($bn) FUA by asset class (%) Positive net inflows across FUM and FUA has been offset by negative market impact FUM related revenue increased over 1H15 driven by Positive net flows in Advance wholesale portfolios BT Super for Life retail FUM up 6% to $6bn FUA related revenue was flat on 1H15 Asgard Infinity FUA up 9% to $9.5bn supported by positive flows BT Wrap/Asgard platforms FUA down 1% FUA margins down 1bp from shift in portfolio mix and competition Advice income lower from softer sales Improved contribution from Private Wealth 106.8 112.7 125

Quality insurance portfolio 99 1 Plan for Life June 2015. Premiums ($m) Insurance loss rates (%) Life Insurance individual new sales market share1 (%) Life Insurance lapse rates1 (%) Flat

BT Financial Group

Leading wealth provider, investing for the future

Panorama – the journey so far

Panorama is our new wealth administration platform that supports the end-to-end management of a customer's wealth including superannuation. The system provides support for a variety of different stakeholders (perspectives). It supports different portfolios and delivers a range of investment options:



Perspectives
AD
AC
BA
IM
EM
Investor
Household
Adviser
Accountant
Banker
Investment Manager
Employer
Dealer Group
Portfolios
Investment
Superannuation
SMSF
Investments
BT Cash
Term Deposits
Managed Funds
Equities
Managed Portfolios
Structured Investments
Insurance



BT Panorama
SMSF
Solution
Annual Fund Return
Support
Set up
Transition
Investing
Additional Services
Fund Administration
Audit

Modular
Flexible architecture to cater to different clients needs

Connectivity
Connect to existing accounting software

Collaboration
Collaborate with accounting partner to complete fund administration

Compliance
Compliance embedded trading platform to assist administration

Developments over 1H16

- BT Panorama delivered new capabilities:
  - SMSF solution: a single place where advisers and accountants can collaborate to manage a client's self-managed super fund
  - BT Invest: provides direct access to a range of tools and experts online, allowing customers to easily set up, track and manage their investments. In an industry first, BT Invest has been integrated with Westpac Live enabling customers to manage their wealth and banking side by side
- Aligning Advice service offers to provide customers with greater accessibility to advice across the entire bank network, including Westpac, St George, Bank of Melbourne and Bank SA

Significant achievements

- BT Life Insurance recognised with AFA/Plan for Life award for Life Company of the year. Recognised as Claims team of the year and consistently rated A+ by Claims Management Analysis program since 2011
- BT's Adviser View continues to help customers search for an adviser and rate their advice experience, with over 158,000 unique site visits and an average rating of 4.89 out of 5 for our advisers, across five dimensions
- Private Wealth recognised as Best Private Bank in Australia at the 2015 Global Private Banking Awards

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Westpac GROUP

WIB 1H16 cash earnings lower with higher impairment charge 101 Cash earnings ($m) Key operating metrics Key financial metrics 1H15 2H15 1H16 Change on 2H15 Revenue ($m) 1,566 1,650 1,599 (3%) Net interest margin (%) 1.82 1.78 1.71 (7bps) Expense to income (%) 40.9 41.2 41.8 69bps Customer deposit to loan ratio (%) 108.3 105.2 110.6 large Stressed assets to TCE (bps) 81 78 77 (1bp) 1H15 2H15 1H16 Change on 2H15 Customer revenue / total revenue (%) 821 81 82 109bps Trading revenue / total revenue (%) 71 7 9 210bps Revenue per FTE ($’000) 5521 550 569 3% Transactional banking relationships (#) 861 873 887 2% Deposits ($bn) 78.1 80.3 83.4 4% Loans ($bn) 72.1 76.3 75.4 (1%) 1 Excludes impact of changes made to derivative valuation methodologies in 1H15. Small number of individual names moved to impaired in 1H16 and lower write-backs. Total stressed assets little changed Core earnings 4% lower

Disciplined approach to managing the business 102 Expenses WIB expenses ($m) Balance sheet WIB net loans and deposits ($bn) WIB TCE by risk grade (%) Asset quality New operating model A more efficient model Right service levels to customers Standardised processes Increased digitisation Reduced duplication and customer touchpoints Reduction of around 100 roles Key changes Creation of a global client experience team Sales coverage aligned to customer needs Dedicated industry analytics and insights team Better alignment to industry sectors Customer revenue1 WIB revenue 1H16 (%) 1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings. 78 80 83 72 76 75 1H15 2H15 1H16 Deposits Loans 679 (11) 7 (6) 669 2H15 Core Business Business Investment Westpac Pacific 1H16 0% 20% 40% 60% 80% 100% Mar-15 Sep-15 Mar-16 AAA to AA- A+ to A- BBB+ to BBB- BB+ to BB- B and below Sales and account management Product and solutions Provide superior service 82 9 9 Customer revenue Trading Hastings and other

Maintaining our leading institutional franchise

Australasia's leading Institutional Bank

Franchise	**88%** of the ASX Top 100 bank with WIB	**82%** of WIB revenue from customer business[1]	**17** new transactional bank customers won in 1H16
Awards	**No.1** Australian bank for FX, globally[2]	**Best** Debt Finance House in Australia last 4 years[3]	**Best** Cash Management Bank, Australia[4]
Solutions	**Lead** arranger of debt financing for 3 major infrastructure deals in 1H16	**2%** growth in WIB and business, wealth and consumer partnership revenue	**81%** of FX sales revenue facilitated through digital channels
Innovation	**4,000** customers downloading the Corporate Mobile App in 1H16	**50** customers live with PayWay Connect, including expanded functionality	**130,000** employers using the QuickSuper gateway

Westpac Institutional Bank global presence



Europe
America
Asia
Pacific Region
Australia and New Zealand

WIB complements its core franchise in Australia and New Zealand with a presence in key global centres to meet customer needs

- **Asia:** Transactional banking, trade and financial markets. Asia lending currently represents less than 2% of the Westpac balance sheet
- **Europe and America:** Financial markets products and services for global corporate and institutional clients
- **Pacific:** WIB has operations in Papua New Guinea and Fiji. The Solomon Islands branch was sold on 30 October 2015 and the sale of operations in Vanuatu is expected to take place in 2H16

1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings. 2 Euromoney FX Poll 2015. Measure of market share from 3,794 FX industry votes. 3 FinanceAsia Achievement Awards 2012, 2013, 2014, 2015 – Australia and New Zealand. 4 The Asset Triple A Treasury, Trade and Risk Management Award 2015.

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Institutional Bank asset quality 104 Stressed exposures as a % of TCE1 Impairments: (charges) / benefits ($m) New IAPs Write-backs and recoveries Change in CAP Total impairment benefit / (charge) 1H15 2H15 1H16 Impairment provisions to impaired assets (%) 55.9 45.0 46.1 Collectively assessed provisions to credit RWA (bps) 48 46 35 WIB coverage ratios 1 Prior periods have not been restated for changes in the WIB loan portfolio Small number of individual names ($298m) Release of CAP for names downgraded, as well as upgrades and repayments 0.1 0.2 0.7 0.9 0.7 0.6 0.4 0.2 0.1 0.1 0.4 0.7 0.8 3.6 3.5 1.8 1.4 0.7 0.7 0.7 0.7 0.4 0.8 1.0 4.3 4.6 2.6 2.1 1.2 0.9 0.8 0.8 0.8 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 1H15 2H15 1H16 Impaired 90+ days past due and not impaired Watchlist & substandard .

Results reflect competitive environment 105 Cash earnings (NZ$m) Key operating metrics AIEA up 4% offset by margin, down 12bps; compression on mortgage and business lending from intense competition, partly offset by benefits from deposit repricing Key financial metrics 1H15 2H15 1H16 Change on 2H15 Revenue (NZ$m) 1,058 1,106 1,082 (2%) Net interest margin (%) 2.23 2.27 2.15 (12bps) Expense to income (%) 40.1 40.5 42.2 173bps Customer deposit to loan ratio (%) 77.3 75.2 76.6 135bps Stressed assets to TCE (%) 1.75 1.60 1.78 18bps 1H15 2H15 1H16 Change on 2H15 Customers (#m) 1.32 1.34 1.35 1% Products per customer (#) 3.73 3.69 3.84 4% Customers with a wealth product1 (%) 28.0 28.2 28.5 29bps FUM (NZ$bn) 6.0 6.5 7.0 8% FUA (NZ$bn) 1.9 2.0 2.0 - Service quality – complaints (‘000’s) 13.8 14.7 13.4 (9%) Mostly due to asset sales in 2H15 not repeated Increased investment in digital and initial costs of business transformation program 1 Refer page 133 for metric definition. NEW ZEALAND

Transforming the customer experience and deepening relationships 106 1 RBNZ March 2016. Acquired Airpoints alliance with Air New Zealand in 2015 which is a significant opportunity to grow the customer base Over 63,000 Airpoints credit card accounts, up nearly 6,000 in 1H16. Cards market share up to 23.8%1, with nearly 40% of accounts being new to Westpac Renewed banking contract with the New Zealand Government for an 8 year term. New Zealand Government makes up around 20% of the total transactions in New Zealand New brand proposition (“It’s time”) building on brand strengths. Early results positive Active online customers (#’000) Online applications (#’000) Migration of customers onto Westpac One largely complete, contributing to 12% rise in online applications Around one third of all applications now originated online Continued the reconfiguration of the network, further expanding the fleet of Smart ATMs (up 5%) 39% of deposits via Smart ATMs, of which one third are made after hours Half of the branch network has 24/7 banking lobbies Transforming the customer experience Enhanced position in NZ Deposits via Smart ATMs (%) Deposits via Smart ATMs (%) NEW ZEALAND

Asset quality in good shape 107 Agribusiness portfolio Agribusiness portfolio (TCE) by sector (%) 1 Large reduction in stressed exposures from Sep 2011 to Sep 2012 due primarily to transfer of WIB assets during 2012. Business stressed exposures as a % of New Zealand business TCE 1 0.1 Mar-15 Sep-15 Mar-16 TCE (NZ$bn) 7.3 7.8 8.1 Agriculture as a % of total TCE 7.7 7.9 7.9 % of portfolio graded as ‘stressed’ 2.88 3.92 7.81 % of portfolio in impaired 0.33 0.34 0.32 TCE by portfolio (%) NEW ZEALAND 16.7 14.4 38.7 4.4 4.1 21.7 Property Manufacturing Agriculture, forestry & fishing Wholesale trade Construction Other

Asset quality in good shape 108 1 Other consumer is total consumer less mortgages and business cards. Movement in impairment charges (NZ$m) Mortgage portfolio LVR (%) of portfolio Mortgage 90+ days delinquencies (%) Mortgage loss rates each half (%) Other consumer1 90+ days delinquencies (%) Down 44% NEW ZEALAND 0.15 0.0 0.5 1.0 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16

Economics Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Australia’s economy is diversified and flexible Australian housing sector beginning to cool Snapshot More than mining, the Australian economy is diverse and flexible 110 Australian economy key statistics (latest available) 1.3% inflation Below the RBA’s 2% to 3% target range 2.00% cash rate The RBA left the cash rate unchanged at its April meeting, but has a slight easing bias with global fragilities a concern US$0.76 = AU$1 The Australian dollar is now back to average levels. Despite rebounding 5¢ in March, the lower AUD is supporting services sectors and helping to cushion the fall in commodity prices. Westpac Economics expect the AUD to move lower in 2016, to USD 71¢ 5.7% unemployment Employment growth has been stronger than expected, supported by demand for labour in the services sector 3.0% GDP Australian economy surprised to the upside in 2015, with growth near trend, benefitting from lower interest rates and a lower dollar Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Sources: ABS, CoreLogic RP Data, APM, Residex, Westpac Economics. Sector contribution to GDP (%)1 Australian employment by sector 2015 (%) House price growth in Sydney and Melbourne has cooled as regulatory constraints on investor lending, tighter lending standards and mortgage rate increases impact Sources: ABS, RBA, Westpac Economics 11 9 7 14 13 8 5 3 5 9 12 5 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Household services Education & Health Government Finance Property, Business services Rural Communications 2 8 9 6 14 13 13 8 6 4 16 3 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Household services Health, Social Assistance Education Public Administration Finance Business services Agriculture -20 -10 0 10 20 30 40 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14 Apr-15 Apr-16 % Sydney Melbourne Brisbane Perth House price growth rates (%) 6mth annualised growth rates, all dwellings, composite of all measures, seasonally adjusted

Australian and New Zealand economic forecasts

Key economic indicators[1] (%) forecasts as at April 2016		Calendar year			
		2014	2015	2016f	2017f
World	**GDP**	**3.4**	**3.1**	**3.3**	**3.5**
Australia	**GDP**	**2.6**	**2.5**	**2.8**	**3.2**
	Private consumption	2.8	2.8	2.9	3.2
	Business investment[2,3]	-4.3	-8.9	-10.0	-3.5
	Unemployment – end period	6.2	5.8	5.5	5.3
	CPI headline – year end	1.7	1.7	1.8	2.0
	Interest rates – cash rate	2.50	2.00	2.00	2.50
	Credit growth, Total – year end	5.8	6.4	5.3	5.0
	Credit growth, Housing – year end	7.0	7.4	5.6	5.0
	Credit growth, Business – year end	4.7	6.4	6.0	6.0
New Zealand	**GDP**	**3.7**	**2.5**	**2.8**	**2.6**
	Unemployment – end period	5.8	5.3	5.6	5.9
	Consumer prices	0.8	0.1	0.8	2.2
	Interest rates – official cash rate	3.5	2.5	2.0	2.0
	Credit growth – Total	4.6	6.2	7.2	6.0
	Credit growth – Housing	5.1	6.0	7.8	7.0
	Credit growth – Business	3.7	6.6	6.7	4.8

1 Source: Westpac Economics. 2 GDP and component forecasts updated following the release of quarterly national accounts. 3 Business investment adjusted to exclude the effect of private sector purchases of public assets.

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Westpac GROUP

Australian economy adjusting well 112 Economy continues to grow Sources: OECD, Westpac Economics. % growth, year-ended Sources: OECD, Westpac Economics. Real GDP growth (%) Unemployment trending lower Australian unemployment rate (%) Lower AUD boosting service sectors Australian economy adjusting well to significant changes The terms of trade peaked in September 2011 and, by end 2015, had fallen by 34% Commodity prices, in USD terms, have fallen 60% over this period Chinese demand has slowed Australian economy has continued to grow Lower AUD and low interest rates key to rebalancing Service sectors creating the bulk of new jobs Sources: RBA, Westpac Economics. AUD close to post float average Source: ABS, Westpac Economics F’casts Business conditions strengthened Business conditions (%) Sources: NAB, RBA, Westpac Economics AUD/USD actual & forecast AUD/USD average post float = 0.76 Employment (# ‘000) 0 2 4 6 8 Mar-08 Mar-09 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16% -6 -4 -2 0 2 4 6 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 -200 -100 0 100 200 300 400 500 600 700 Jun-09 Aug-11 Oct-13 Dec-15 Household services Business services Mining Construction Goods distribution Manufacturing ‘000 0.40 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 -20 -10 0 10 20 Mar-02 Mar-04 Mar-06 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 net bal.

Transition to non-mining growth is taking place 113 Jobs outpaced population growth in 2015 Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Contributions to GDP growth National income to lift as terms of trade stabilises Sources: ABS, Westpac Economics Consumer related industries improving Consumer spending vs industry activity (ann %) -4 -2 0 2 4 6 -4 -2 0 2 4 6 Mar-88 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 % ann % ann employment population, working age Population: 1.5%yr Jobs: 2.2%yr -2 0 2 4 6 8 -2 0 2 4 6 8 Dec-91 Dec-95 Dec-99 Dec-03 Dec-07 Dec-11 Dec-15 ann% ann% consumer spending industry output consumer-related sectors* * retail , hospitality, household services -2 0 2 4 6 8 10 12 -40 -30 -20 -10 0 10 20 30 Dec-90 Dec-94 Dec-98 Dec-02 Dec-06 Dec-10 Dec-14 Dec-18 % ann % ann Terms of trade (lhs) National income, nominal GDP (rhs) F’casts to end 2017 p eriod avg: 5.7% yr 2.3 2.2 3.0 2.8 3.0 -2 -1 0 1 2 3 4 -2 -1 0 1 2 3 4 consumer spend housing inv. mining inv. business inv. public demand net exports GDP ppts 2013 2014 2015 2016f 2017f a nn%

Lower Australian dollar key to rebalancing of the economy 114 Australian dollar lower against major currencies Source: RBA, Westpac Economics Australian dollar, change last 18mths (%) Positives A critical buffer to external shocks Australia’s commodity prices –40% last 2yrs in USD terms but a more modest –27% in AUD terms Assists economy’s transition from mining to non-mining growth AUD prices for non-mining commodity exporters resilient (e.g. rural, flat over the year) During the mining boom, high AUD was a headwind for many sectors, including services Lower AUD improves competitiveness of export and import-competing sectors, including services Clear lift to inbound and domestic tourism and education sectors both important drivers of service sector jobs growth Investment in these sectors also starting to improve Negatives Impact on sentiment both within and towards Australia Reduces purchasing power of Australian incomes Pushes up the cost of imports – including capital equipment Generates short term inflationary pulse, though this is often absorbed by importers International services turn on lower AUD Source: ABS, Westpac Economics +12%yr –3%yr –2%yr +2%yr -15 -10 -5 0 5 USD CHF JPY CNY SGD KRW EUR GBP NZD CAD 0 2 4 6 8 10 12 Dec-85 Dec-93 Dec-01 Dec-09 exports imports $bn travel * * i ncludes education exports 0 2 4 6 8 10 12 Dec-85 Dec-93 Dec-01 Dec-09 exports imports $bn non - travel

Lower AUD sees non-mining sectors pick up 115 Education Australia’s 4th largest export $119bn education sector, of which 6.1% are international students1 International student enrolments up 20.4% in 2015 on 20123 International students brought $19bn to Australia in the year to September 20152 Lower AUD, more accommodative visa policies and continuing positive performance on university league tables Tourism Australia’s 5th largest export Inbound arrivals up 15% over the last 2 years Outbound growth has slowed to 3% from 9% average over previous 5 years Added 42,000 jobs over the last 3 years (+7.7%) after holding flat for the previous 5 years Business services Approx. 1/3rd of Australia’s service exports Increased competitiveness sees Australian expertise in demand offshore, with business services exports – legal, financial, communications and other professionals – up 34% in the last 3 years Agriculture 15.5% of Australia’s merchandise exports Improved export competitiveness and more attractive to foreign investment Outlook for beef, lamb, wheat and dairy positive Wine, an important sector for smaller states and regional areas, has exports worth $2.1billion 122 countries import Australian wines and value of exports grew in 15 markets in 20154 Sources: ABS, Westpac Economics Service exports ($bn) Sources: ABS, Westpac Economics 1. Source IBIS World. 2 Source ABS. 3 Source Australian Government Department of Education and Training. 4 Source Wine Australia Export Report. * Total: $17.9bn, including: legal & prof’ services $5.1bn, financial services $3.9bn, IT & Telecomm $2.9bn, Intellectual property rights $1.0bn and other, $4.9bn International arrivals in Australia (millions) 0 2 4 6 8 10 12 14 16 18 20 Dec-91 Dec-95 Dec-99 Dec-03 Dec-07 Dec-11 Dec-15 Dec-19 $bn Education Leisure travel Business services * Transportation Business travel Rolling annual, nominal Service exports, total: +10%, 2015 vs 2014 0.0 0.5 1.0 1.5 2.0 2.5 0.0 0.5 1.0 1.5 2.0 2.5 Jun 91 Jun 95 Jun 99 Jun 03 Jun 07 Jun 11 Jun 15 mn mn Asia, ex - China Annual arrivals, financial years Europe China NZ US Other 2014/15: +21% vs 3 yrs ago

Australian labour market Conditions improving, although wage growth subdued 116 *ABS survey suspended between May 2008 and November 2009. Employment and hours worked (index) State unemployment rates (% trend) Job ads and job vacancies (%) Wage Price Index growth (%) Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics Sources: ABS, ANZ, Westpac Economics Sources: ABS, Westpac Economics 2 3 4 5 6 7 8 9 Mar-05 Mar-09 Mar-13 Tas Vic NSW % 2 3 4 5 6 7 8 9 Mar-05 Mar-09 Mar-13 SA Qld WA % 94 96 98 100 102 104 106 108 110 112 Mar-08 Mar-11 Mar-14 index Employment Total hours worked Avg hours worked 2008 average = 100 0.0 0.5 1.0 1.5 2.0 2.5 Mar-01 Mar-04 Mar-07 Mar-10 Mar-13 Mar-16 % Advertisements (ANZ survey) Vacancies* (ABS survey) % of labour force 0 1 2 3 4 5 Dec-97 Dec-07 %qtr Yr end % Public 0 1 2 3 4 5 Dec-97 Dec-07 %qtr Yr end % Private

Australian labour market Services sectors creating the vast bulk of new jobs 117 Sources: ABS, Westpac Economics. Australia: employment by sector (annual change, ’000) Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Sector contribution to GDP (%)1 Australian employment by sector 2015 (%) Australia: more than just mining 11 9 7 14 13 8 5 3 5 9 12 5 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Household services Education & Health Government Finance Property, Business services Rural Communications 2 8 9 6 14 13 13 8 6 4 16 3 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Household services Health, Social Assistance Education Public Administration Finance Business services Agriculture -50 -25 0 25 50 75 100 125 150 Manufacturing Leisure & hospitality Agriculture Mining Utilities Government Wholesale & transp. Construction Finance & real estate Retail Business services Health & education change in employment* Q1 2015 Q1 2016 *6mth avg level compared to 6mth avg level a year ago

Australia’s population and State breakdown 118 Australian population by State (million) Sources: UN, Westpac Population growth (average 2005-10) (%) Sources: ABS, Westpac Economics Total population: 23.9 million (Sep 2015) 57% of the population live in 2 states – NSW and Victoria Domestic final demand (% ann) Sources: ABS, Westpac Economics State jobs markets (index, share of total employment) Sources: ABS, Westpac Economics -0.5 0.0 0.5 1.0 1.5 2.0 -0.5 0.0 0.5 1.0 1.5 2.0 Germany Hungary Poland Greece Japan Netherlands China France Italy UK Sweden US Canada New Zealand Spain India Indonesia Australia world 7.6 6.0 4.8 2.6 1.7 0.5 0.4 0.2 0 1 2 3 4 5 6 7 8 NSW (32%) Vic (25%) Qld (20%) WA (11%) SA (7%) Tas ACT NT mn 96 100 104 108 112 116 Mar-10 Mar-12 Mar-14 Mar-16 WA (11%) Qld (20%) SA (7%) index 96 100 104 108 112 116 Mar-10 Mar-12 Mar-14 Mar-16 Vic (25%) NSW (32%) Tas (2%) index Dec ’09 = 100 - 3.4 - 3.2 0.6 1.4 - 0.1 3.7 2.4 - 4.7 - 1.7 1.1 1.8 3.0 3.4 4.6 -6 -4 -2 0 2 4 6 WA Qld Aus SA Tas NSW Vic % ann Dec-14 yr Dec-15 yr

Australian state economies
Shift in growth with NSW the pace setter

- Domestic demand growth is shifting from the mining states of WA and Qld, to NSW and Victoria
  - 1 in 3 Australians live in NSW, with a similar number spread across WA and Qld, some 25% are in Victoria, and 12% reside in the smaller states and territories
- The downturn in mining investment and in global commodity prices is being particularly hard felt in WA and Qld, with per capita consumer spending is growing weakly or contracting
- The NSW economy, held back by the high interest rates prevailing during the mining boom, has responded strongly to low rates and to the lower dollar. Home building is in a catch-up phase and consumer spending growth is around trend, supported by gains in population, house prices and wage incomes
- In Victoria, conditions are also being supported by low interest rates and a sharply lower dollar. Home building activity has increased strongly and the service sectors (education and tourism) are expanding
- The exchange rate plays a key role in adjusting to swings in global commodity prices and in facilitating a rebalancing of growth between the mining and non-mining sectors of the economy

WA
POPULATION
2.6 million
SIZE OF ECONOMY
17% of Australian GDP
GROWTH
3.5% for 2014/15
1.5% forecast for 2015/16
HOUSE PRICES
Perth house prices down 2.0%yr to Mar-16



Darwin
Northern Territory
Queensland
Western Australia
South Australia
Brisbane
New South Wales
Perth
ACT
Adelaide
Canberra
Sydney
Victoria
Melbourne
Tasmania
Hobart

QLD
POPULATION
4.8 million
SIZE OF ECONOMY
19% of Australian GDP
GROWTH
0.5% for 2014/15
4.0% forecast for 2015/16
HOUSE PRICES
Brisbane house prices up 5.1%yr to Mar-16

SA
POPULATION
1.7 million
SIZE OF ECONOMY
6% of Australian GDP
GROWTH
1.6% for 2014/15
1.5% forecast for 2015/16
HOUSE PRICES
Adelaide house prices up 3.2%yr to Mar-16

VIC
POPULATION
6.0 million
SIZE OF ECONOMY
22% of Australian GDP
GROWTH
2.5% for 2014/15
3.0% forecast for 2015/16
HOUSE PRICES
Melbourne house prices up 9.8%yr to Mar-16

NSW
POPULATION
7.6 million
SIZE OF ECONOMY
31% of Australian GDP
GROWTH
2.4% for 2014/15
3.0% forecast for 2015/16
HOUSE PRICES
Sydney house prices up 7.4%yr to Mar-16

Sources: ABS, CoreLogic RP Data, Westpac Economics

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Credit growth expanding at a modest pace 120 Sources: Westpac MI, NAB, Westpac Economics. Business confidence and consumer confidence (net balance) Australian private sector credit growth (% ann) Sources: RBA, Westpac Economics. % annual % annual Consumer sentiment improved in 2015, responding positively to the RBA’s February and May rate cuts. Although, in April 2016, sentiment dipped to 95 from 99 in March, ahead of the May Federal Budget. A change in Federal Government leadership in Sep 2015 provided a modest lift and job loss fears have started to abate but consumer views on housing have weakened, with a stabilisation apparent in 2016 Business confidence is at around historic averages, supported by improved business conditions Actual business conditions have lifted to above average readings as the non-mining economy strengthens, albeit varying across industries Credit growth lifted to 6.6% in the year to December 2015 with both housing and business responding to lower interest rates Credit growth is expected to slow to 5.3% in 2016, with housing credit growth moderating from 7.4% to 5.6% as higher mortgage rates and regulatory constraints on investor housing continue to have an impact, while business credit growth is forecast to remain robust at 6.0%, in line with the 6.4% outcome for 2015

Australia economy: fiscal and monetary flexibility remain 121 GDP well placed relative to other developed economies Net public debt levels as a % of GDP 2014 Sources: OECD, Westpac Economics. Sources: IMF, Westpac Economics. % growth, year-ended Sources: OECD, Westpac Economics. Major countries’ policy rates (%) Real GDP growth (%) RBA still has capacity to reduce rates further Fiscal position remains sound Australian unemployment rate is expected to remain little changed Sources: RBA, OECD, Westpac Economics. Major countries unemployment rate (%) 0 2 4 6 8 10 12 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 Australia Canada UK US Euro %

Australian housing market has sound fundamentals, Sector moderating 122 Sources: ABS, Westpac Economics. Sources: REIA, Westpac Economics. Population versus dwelling stock (annual average change ‘000) New dwelling completions v population growth - NSW (#) Residential rental vacancy rates (%) % long run avg: 160k RBA easing cycles Dwelling approvals: 11% off their peak (‘000 mth, annualised) Sources: ABS, Westpac Economics. Sources: RBA, Westpac Economics 210 226 187 236 196 300 359 77 98 114 125 136 125 132 1950s 1960s 1970s 1980s 1990s 2000s last 4 years population dwelling stock* * net of demolitions – implied by Census data; Westpac estimates 2.9 2.0 3.0 0 1 2 3 4 5 6 7 Mar-86 Mar-91 Mar-96 Mar-01 Mar-06 Mar-11 Mar-16 Australia Sydney Melbourne investor housing boom 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 Sep-81 Sep-83 Sep-85 Sep-87 Sep-89 Sep-91 Sep-93 Sep-95 Sep-97 Sep-99 Sep-01 Sep-03 Sep-05 Sep-07 Sep-09 Sep-11 Sep-13 Sep-15 Population Completions 80 120 160 200 240 Feb-96 Feb-00 Feb-04 Feb-08 Feb-12 Feb-16 trend sa Private approvals

House price growth and activity Some moderation, geographic differences 123 1 Sources: ABS, Westpac Economics. Sources: ABS, CoreLogic RP Data, APM, Residex, Westpac Economics. After a surge in the first half of calendar 2015 house price growth has moderated. Nationally, annual price growth has slowed from 10% in June 2015 to 6.6% in March 2016. Activity remains mixed across geographies and market segments. Growth rates continue to vary between capital cities1 Sydney up 7.4%yr; average since 2007: 6.3% Melbourne up 9.8%yr; average since 2007: 5.4% Brisbane up 5.1%yr, average since 2007: 1.1% Perth down 2.0%yr, average since 2007: 0.5% Housing credit growth is beginning to slow, moderating to 7.1%yr. Net credit growth is being tempered by high levels of repayment. Net of funds accumulating in offset accounts, growth is closer to 6% (RBA est.) Capital city dwelling prices – growth rates (%) Sources: RBA, Westpac Economics. Housing credit (6mnth % change annualised) Sydney dwelling prices vs rest of Australia (ratio of weighted medians other major capital cities) Sources: ABS, CoreLogic RP Data, APM, Residex, Westpac Economics. 7.1 8.3 5.1 0 4 8 12 16 20 24 28 32 36 Feb-02 Feb-04 Feb-06 Feb-08 Feb-10 Feb-12 Feb-14 Feb-16 Total Owner-occupier Investor 0.8 1.0 1.2 1.4 1.6 1.8 2.0 Mar-81 Mar-86 Mar-91 Mar-96 Mar-01 Mar-06 Mar-11 Mar-16% -20 -10 0 10 20 30 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14 Apr-15 Apr-16 % Sydney Melbourne Brisbane Perth * 6mth annualised growth rates, all dwellings, composite of all measures, seasonally adjusted

Investment property lending off highs 124 Sources: ABS, Westpac Economics. Investor housing yields vs shares, deposits (% p.a.) Housing finance approvals: value of housing finance ($bn/mth) $bn/mth Investor activity responded in 2014 and into 2015 to low vacancy rates, solid rental yields, and low interest rates, including low fixed rates offering attractive opportunities to hedge interest rate risk Regulators moved in 2015 to contain growth in this sector and signs are that these measures are having an effect, with investor credit growth slowing from 11.9% in November 2014 to 5.3% in November 2015 on a three month annualised basis1 Total market turnover remains below recent peaks and well below the levels seen in 2002-03, when activity was strong (high turnover is often associated with greater speculative activity) Sources: REIA, RBA, Westpac Economics. Dwelling turnover (quarterly # ‘000) Sources: CoreLogic RP Data, ABS, FIRB, Westpac Economics 1 Source: RBA 0 2 4 6 8 10 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 rental yield* ASX 200 dividend yield 1yr term deposit *gross yield, median rent on 2bdrm unit as % of median unit price 0 20 40 60 80 100 120 140 160 180 200 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 estimated investor purchases all dwellings units FIRB approvals

Australian households A cautious approach to household finances 125 Sources: ABS, RBA, Westpac Economics. Australian households: debt to income ratio (%) Household savings rate (% income) Consumer survey: ‘Wisest place for savings’ Sources: ABS, Westpac Economics. Sources: Melbourne Institute, Westpac Economics. includes funds held in mortgage offset accounts –24pts since peak % Sources: CoreLogic RP Data, Residex, Westpac Economics. Housing affordability: all dwellings if mortgage rate was 1% higher % 0 10 20 30 40 50 60 70 0 10 20 30 40 50 60 70 Mar-98 Mar-01 Mar-04 Mar-07 Mar-10 Mar-13 Mar-16% % shares real estate deposits pay down debt 7.6 -3 0 3 6 9 12 15 Mar-92 Mar-96 Mar-00 Mar-04 Mar-08 Mar-12 Mar-16 % income

New Zealand economy 126 126 GDP growth (%) Westpac forecast Source: Statistics NZ, Westpac Economics Key economic statistics FY15 FY16f Change GDP annualised average growth 3.0% 2.7% (30 ppts) Inflation rate 0.4% 0.1% (30 ppts) Official cash rate (OCR) 2.5% 2.0% (50 bps) Unemployment rate 6.0% 5.6% (40 ppts) Dairy payout (ex dividend)1,2 $4.40 $4.00 ($0.40) 1 Westpac NZ Economics forecast (ex dividend), Fonterra forecast is $3.90/kg. 2 Seasons ended May. Source: RBNZ, Westpac Economics NZD/USD, NZD/AUD and TWI New Zealand unemployment rate (%) Source: Statistics NZ, Westpac Economics -4 -2 0 2 4 6 8 -4 -2 0 2 4 6 8 2000 2002 2004 2006 2008 2010 2012 2014 2016 Qtr % chg Annual average % change 3 4 5 6 7 8 9 10 11 12 3 4 5 6 7 8 9 10 11 12 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017% % Westpac Forecast 45 50 55 60 65 70 75 80 85 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 2003 2006 2009 2012 2015 2018 NZD/USD NZD/AUD TWI (right axis) Westpac forecast

New Zealand economy Conditions remain challenging for dairy sector 127 127 Dairy payout and dividend1 1 Westpac NZ Economics forecast (ex dividend), Fonterra forecast is $3.90/kg. 2 Seasons ended May. Source: Westpac Economics Global dairy prices have fallen around 20% over the last year Prices have been weighed down by lacklustre demand from China and strong growth in global supply, especially out of Europe Westpac Economics expect the sustained period of lower prices will eventually lead to slower growth in global milk supply. However, this is taking some time. Westpac Economics payout forecasts assume dairy prices remain around current levels until late 2016 before gradually starting to improve While dairy prices remain in the doldrums, prices for some of New Zealand’s other agricultural commodity exports have been holding up better. In particular horticulture, beef and wine sectors have been doing well due to decent demand conditions in advanced economies as well as a lower NZ dollar Break-even dairy payout Source: RBNZ, DairyNZ, Westpac, Fonterra (including dividends) NZ export commodity price index (NZD) Source: ANZ, Westpac $0 $2 $4 $6 $8 $10 $0 $2 $4 $6 $8 $10 2002/03 2004/05 2006/07 2008/09 2010/11 2012/13 2014/15 2016/17 Kg Ms Kg Ms Dividend Milk price Westpac forecast 0 50 100 150 200 250 0 50 100 150 200 250 Jan-00 Feb-02 Mar-04 Apr-06 May-08 Jun-10 Jul-12 Aug-14 Indexed to 100 Jan 2000 Indexed to 100 Jan 2000 Meat, Skins and Wool Dairy Products Horticultural Products Seafood

Following new regulations in late 2015 there has been a slowdown in the Auckland housing market, with sales down from their peak However, we are seeing signs that house price inflation is picking up, especially in Auckland. After some softer months, Auckland house prices rose in March and are nearly back to the levels reached in September 2015 Outside Auckland, house prices are accelerating in most regions, thanks to low borrowing rates and, at the margin, less restrictions on lending outside of Auckland RBNZ LVR restrictions remain in place Investors in the Auckland Council area require a deposit of at least 30% Loans to owner-occupiers in Auckland >80% LVR limited to 10% Loans >80% LVR outside of Auckland limited to 15% New Zealand economy Housing sales have slowed, but prices picking up 128 128 New Zealand house prices by region (index) Source: REINZ, Westpac Economics Residential building consents by value (seasonally adjusted) Housing turnover Source: RBNZ, REINZ Source: Statistics NZ 80 100 120 140 160 180 200 80 100 120 140 160 180 200 Jan-07 Jan-09 Jan-11 Jan-13 Jan-15 Wellington Christchurch Other Nth Island Other Sth Island Auckland Index = 100 in 2007 Index = 100 in 2007 0 100 200 300 400 500 0 100 200 300 400 500 Jan-07 Jan-09 Jan-11 Jan-13 Jan-15 NZ$ Millions NZ$ Millions Canterbury Rest of NZ Auckland 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2,000 3,000 4,000 5,000 6,000 7,000 2008 2009 2010 2011 2012 2013 2014 2015 2016 sales NZ$m Mortgage approvals, value (left axis) House sales, number (right axis)

Appendix and Disclaimer Financial results based on cash earnings unless otherwise stated. Refer page 33 for definition. Results principally cover the 1H16, 2H15 and 1H15 periods. Comparison of 1H16 versus 2H15 (unless otherwise stated)

Appendix 1: Cash earnings adjustments

Cash earnings adjustment	1H15 $m	2H15 $m	1H16 $m	Description
Reported net profit	3,609	4,403	3,701	
Partial sale of BTIM	0	(665)	0	During Second Half 2015 the Group recognised a significant gain following the partial sale and deconsolidation of the Group's shareholding in BT Investment Management. This gain has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations
Capitalised technology cost balances	0	354	0	Following changes to the Group's technology and digital strategy, rapid changes in technology and evolving regulatory requirements a number of accounting changes have been introduced, including moving to an accelerated amortisation methodology for most existing assets with a useful life of greater than three years, writing off the capitalised cost of regulatory program assets where the regulatory requirements have changed and directly expensing more project costs. The expense recognised in 2H15 to reduce the carrying value of impacted assets has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations
Amortisation of intangible assets	73	76	79	The merger with St. George, the acquisition of J O Hambro Capital Management and acquisition of Lloyds resulted in the recognition of identifiable intangible assets. The commencement of equity accounting for BTIM also resulted in the recognition of notional identifiable intangible assets within the investments in associate's carrying value. The intangible assets recognised relate to core deposits, customer relationships, management contracts and distribution relationships. These intangible items are amortised over their useful lives, ranging between four and twenty years. The amortisation of these intangible assets (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders
Acquisition transaction and integration expenses	35	31	7	Costs associated with the acquisition of Lloyds have been treated as a cash earnings adjustment as they do not reflect the earnings expected from the acquired businesses following the integration period
Lloyds tax adjustments	0	(64)	0	Tax adjustments arising from the acquisition of Lloyds have been treated as a cash earnings adjustment in line with our treatment of Lloyds acquisition and integration costs
Fair value (gain)/loss on economic hedges	26	(59)	83	Unrealised fair value (gain)/loss on economic hedges: FX hedges on future NZ earnings and accrual accounted term funding transactions are reversed as they may create a material timing difference on reported earnings in the current period, which does not affect cash earnings over the life of the hedge
Ineffective hedges	(1)	2	26	The (gain)/loss on ineffective hedges is reversed in deriving cash earnings for the period because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Treasury shares	37	(36)	8	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares are not permitted to be recognised as income in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Buyback of government guaranteed debt	(1)	0	0	The Group has bought back certain Government guaranteed debt issues which reduced the Government guarantee fees (70bps) paid. In undertaking the buybacks, a cost was incurred reflecting the difference between current interest rates and the rate at which the debt was initially issued. In the reported result, the cost incurred was recognised at the time of the buyback. In cash earnings, the cost incurred was being amortised over the original term of the debt that was bought back, consistent with a 70bp saving being effectively spread over the remaining life of the issue. The cash earnings adjustment gives effect to the timing difference between reported results and cash earnings
Cash earnings	3,778	4,042	3,904	

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Appendix 2: Definitions 131 Westpac’s divisions WIB Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to commercial, corporate, institutional and Government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialised capital, and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in Australia, New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji, PNG and Vanuatu. WIB works in an integrated way with all the Group’s divisions in the provision of more complex financial needs including across foreign exchange and fixed interest solutions. Westpac NZ Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers across New Zealand. Westpac conducts its New Zealand operations through two banks: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Retail activities are conducted via specialist consumer relationship managers through an extensive network of branches, call centres and ATMs across both the North and South Islands. Business and institutional customers are served through relationship and specialist product teams. Consumer and Business customers are also supported by an extensive range of internet and mobile banking solutions. Banking products are provided under the Westpac brand while insurance and wealth products are provided under the Westpac Life and the BT brands. Group Businesses or GBU Group Businesses provides centralised Group functions, including Treasury and Finance Westpac’s divisions Consumer Bank Consumer Bank (CB) is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centres and ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including in wealth and foreign exchange. The revenue from these products is mostly retained by the product originators Business Bank Business Bank (BB) is responsible for sales and service to micro, SME and commercial business customers for facilities up to around $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their lending, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury services. The division is also responsible for certain consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products including corporate superannuation, foreign exchange and interest rate hedging. The revenue from these products is mostly retained by the product originators BTFG BT Financial Group (Australia) (BTFG) is the wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG’s insurance covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management, and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance. BTIM is 31% owned by BTFG (following a partial sale in 2015) with the business being equity accounted from July 2015. BTFG works in an integrated way with all the Group’s Australian divisions in supporting the insurance and wealth needs of customers

Appendix 2: Definitions (continued) 132 Financial performance Asset quality TCE Total committed exposures Stressed loans Stressed loans are the total of watchlist and substandard, 90 days past due well secured and impaired assets Impaired assets Impaired assets can be classified as Non-accrual assets: Exposures with individually assessed impairment provisions held against them, excluding restructured loans Restructured assets: exposures where the original contractual terms have been formally modified to provide concessions of interest or principal for reasons related to the financial difficulties of the customer 90 days past due (and not well secured): exposures where contractual payments are 90 days or more in arrears and not well secured other assets acquired through security enforcement any other assets where the full collection of interest and principal is in doubt 90 days past due and not impaired A loan facility where payments of interest and/or principal are 90 or more calendar days past due and the value of the security is sufficient to cover the repayment of all principal and interest amounts due, and interest is being taken to profit on an accrual basis Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Individually assessed provisions or IAPs Provisions raised for losses that have already been incurred on loans that are known to be impaired and are individually significant. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and as this discount unwinds, interest will be recognised in the statement of financial performance Collectively assessed provisions or CAPs Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience of assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data Cash earnings Is a measure of the level of profit that is generated by ongoing operation and is therefore available for distribution to shareholders. Three categories of adjustments are made to reported results to determine cash earnings: material items that key decision makers at Westpac believe do not reflect ongoing operations; items that are not considered when dividends are recommended; and accounting reclassifications that do not impact reported results. For details of these adjustments refer to page 130. Core earnings Net operating income less operating expenses AIEA Average interest-earning assets Net interest margin Net interest income divided by average interest-earning assets Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Net tangible assets per ordinary share Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)

Appendix 2: Definitions (continued) 133 Key metrics (continued) Key metrics Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. For retail banking, using a scale of 1 to 10 (1 means ‘very unlikely’ and 10 means ‘very likely’), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters). For business banking, using a scale of 0 to 10 (0 means ‘extremely unlikely’ and 10 means ‘extremely likely’), the 0-6 raters (detractors) are deducted from the 9-10 raters (promoters) Business NPS Source: DBM Consultants Business Financial Services Monitor, March 2014-2016, 6MMA. MFI customers, all businesses SME NPS Source: DBM Consultants Business Financial Services Monitor, March 2014-2016, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 million (excluding Agricultural business) Westpac Group NPS rank The ranking refers to Westpac Group’s position relative to the other three major Australian banking groups (CBA Group, NAB Group, and ANZ Group) Customer satisfaction or CSat – overall consumer Source: Roy Morgan Research, March 2015 - 2016, 6MMA. Main Financial Institution (as defined by the customer). Satisfaction ratings are based on the relationship with the financial institution. Customers must have at least a Deposit/Transaction account relationship with the institution and are aged 14 or over. Satisfaction is the percentage of customers who answered ‘Very’ or ‘Fairly satisfied’ with their overall relationship with their MFI Customer satisfaction or CSat – overall business Source: DBM Consultants Business Financial Services Monitor, March 2015 - 2016, 6MMA. MFI customers, all businesses. The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) Australian customers with wealth products metrics provider Data based on Roy Morgan Research, Respondents aged 14+ and 12 month average to March 2016. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group Westpac includes Advance Bank (rev. Oct 2011) (until Dec 2015), Asgard, Bank of Melbourne (until Jul 2011), BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS (until Dec 2011), Rothschild, Sealcorp and Westpac St.George brands include Advance Bank, BankSA, Bank of Melbourne (from Aug 2011), Dragondirect, St.George and RAMS (from Jan 2012) Westpac Group includes Bank of Melbourne, BT, Bankers Trust, BT Financial Group, Challenge Bank, RAMS, Rothschild, Westpac, Advance Bank, Asgard, BankSA, Dragondirect, Sealcorp and St.George ‘Peers includes: ANZ Group, CBA Group, NAB Group, Westpac and St.George brands’ NZ customers with wealth products (%) Number of customers who have managed investments or superannuation with Westpac NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank New Zealand online banking NPS Source: Internal survey "Voice of Customer". March 2016, 6MMA. Using a scale of 1 to 10 (1 means ‘very unlikely’ and 10 means ‘very likely’), the 1-6 raters (detractors) are deducted from the 9-10 raters (promoters) NZ customers with wealth products (%) Number of customers who have managed investments or superannuation with Westpac NZ as a proportion of the total active customers in Westpac NZ Retail, Private and Business Bank

Appendix 2: Definitions (continued) 134 Other Capital Risk Weighted Assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non asset based risks (ie market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 Capital ratios As defined by APRA (unless stated otherwise) Leverage ratio As defined by APRA (unless state otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Internationally comparable The Internationally comparable common equity tier 1 (CET1) capital ratio is an estimate of Westpac’s CET1 ratio calculated on rules comparable with global peers. The ratio adjusts for differences between APRA’s rules and those applied to global peers. The adjustments are applied to both the determination of regulatory CET1 and the determination of risk weighted assets, identified in page 84. Methodology aligns with the APRA study titled “International capital comparison study” dated 13 Jul 2015 Liquidity coverage ratio (LCR) The level of high quality liquid assets (as defined by APRA) over total cash outflows in a 30-day defined stressed scenario High quality liquid assets (HQLA) As defined by APRA in Australian Prudential Standard APS210: Liquidity, including RBNZ BS-13 qualifying liquid assets, less RBA open repos funding and end of day exchange settlement accounts Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity Net Stable Funding Ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF). The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. When it is implemented by APRA from 1 January 2018, ADI’s must maintain an NSFR of at least 100% Credit value adjustment (CVA) CVA adjusts the fair value of over-the-counter derivatives and credit risk. CVA is employed on the majority of derivative positions and reflects the market view of the counterparty credit risk. A debit valuation adjustment (DVA) is employed to adjust for our own credit risk Funding valuation adjustment (FVA) FVA reflects the estimated present value of the future market funding cost or benefit associated with funding uncollateralised derivatives Derivative valuation adjustments In First Half 2015 changes were made to derivative valuation methodologies, which include the first time adoption of the FVA for uncollateralised derivatives. The impact of these changes resulted in a $122 million (pre-tax) charge which reduced non-interest income

Investor Relations Team 135 Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Nicole Mehalski Director +61 2 8253 1667 nicole.mehalski@westpac.com.au Equity Investor Relations www.westpac.com.au/investorcentre Annual reports Presentations and webcasts 5 year financial summary Prior financial results For further information on Westpac Jacqueline Boddy Director +61 2 8253 3133 jboddy@westpac.com.au Louise Coughlan Director (Rating Agencies) +61 2 8254 0549 lcoughlan@westpac.com.au Debt Investor Relations Retail Shareholder Investor Relations Danielle Stock Manager +61 2 8253 0922 danielle.stock@westpac.com.au or email: investorrelations@westpac.com.au

Disclaimer 136 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s Interim 2016 Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2016 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 33 for an explanation of cash earnings and Appendix 1 page 130 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s Interim Financial Results for the six months ended 31 March 2016 (or Annual Report for year ended 30 September 2015) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, where as a result of new information, future events or otherwise, after the date of this presentation.